Registration No. 333-205763

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 1 TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETRÓLEOS MEXICANOS

(Exact name of Issuer as specified in its charter)

MEXICAN PETROLEUM

(Translation of registrant’s name into English)

PEMEX EXPLORACIÓN Y PRODUCCIÓN (PEMEX EXPLORATION AND PRODUCTION)

PEMEX TRANSFORMACIÓN INDUSTRIAL (PEMEX INDUSTRIAL TRANSFORMATION)

PEMEX PERFORACIÓN Y SERVICIOS (PEMEX DRILLING AND SERVICES)

PEMEX LOGÍSTICA (PEMEX LOGISTICS) and

PEMEX COGENERACIÓN Y SERVICIOS (PEMEX COGENERATION AND SERVICES)

(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

United Mexican States	United Mexican States	1311	Not Applicable
(State or other jurisdiction of incorporation or organization of Issuer)	(State or other jurisdiction of incorporation or organization of co-registrants)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Avenida Marina Nacional No. 329 Colonia Petróleos Mexicanos México, D.F. 11311 México Telephone: (52-55) 1944-2500	Avenida Marina Nacional No. 329 Colonia Petróleos Mexicanos México, D.F. 11311 México Telephone: (52-55) 1944-2500
(Address, including zip code, and telephone number, including area code, of Issuer’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)

Fernando Luna Canut P.M.I. Holdings North America, Inc. 909 Fannin, Suite 3200 Houston, Texas 77010 Telephone: 713-567-0182 (Name, address and telephone number of agent for service)	Copies to: Jorge U. Juantorena Grant M. Binder Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile: 212-225-3999

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
3.500% Notes due 2020	U.S. $1,500,000,000	100%	U.S. $1,500,000,000	U.S. $174,300.00
4.250% Notes due 2025	U.S. $1,000,000,000	100%	U.S. $1,000,000,000	U.S. $116,200.00
4.500% Notes due 2026	U.S. $1,500,000,000	100%	U.S. $1,500,000,000	U.S. $174,300.00
5.50% Bonds due 2044	U.S. $1,500,000,000	100%	U.S. $1,500,000,000	U.S. $174,300.00
5.625% Bonds due 2046	U.S. $3,000,000,000	100%	U.S. $3,000,000,000	U.S. $348,600.00
Guaranties	U.S. $8,500,000,000	—	—	None(2)

(1)	The securities being registered are offered (i) in exchange for 3.500% Notes due 2020, 4.250% Notes due 2025, 4.500% Notes due 2026, 5.50% Bonds due 2044 and 5.625% Bonds due 2046, previously sold in transactions exempt from registration under the Securities Act of 1933 and (ii) upon certain resales of the securities by broker-dealers. The registration fee has been computed based on the face value of the securities solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933. The registration fee was paid in full by Petróleos Mexicanos in connection with its Registration Statement on Form F-4 (File No. 333-205763) filed on July 21, 2015.
(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Petróleos Mexicanos

Exchange Offers

for

U.S. $1,500,000,000 3.500% Notes due 2020

U.S. $1,000,000,000 4.250% Notes due 2025

U.S. $1,500,000,000 4.500% Notes due 2026

U.S. $1,500,000,000 5.50% Bonds due 2044

U.S. $3,000,000,000 5.625% Bonds due 2046

unconditionally guaranteed by

Pemex Exploration and Production

Pemex Industrial Transformation

Pemex Drilling and Services

Pemex Logistics

Pemex Cogeneration and Services

Terms of the Exchange Offers

•	We are offering to exchange securities that we sold in private offerings for an equal principal amount of new registered securities.

•	The exchange offers commence on , 2016 and expire at 5:00 p.m., New York City time, on , 2016, unless we extend them.

•	You may withdraw a tender of old securities at any time prior to the expiration of the exchange offers.

•	All old securities that are validly tendered and not validly withdrawn will be exchanged.

•	We believe that the exchange of securities will not be a taxable exchange for either U.S. or Mexican federal income tax purposes.

•	We will not receive any proceeds from the exchange offers.

•	The terms of the new securities to be issued are identical to the old securities, except for the transfer restrictions and registration rights relating to the old securities.
•	Five of our subsidiary entities will, jointly and severally, guarantee the new securities. The guarantees will be unconditional and irrevocable. These subsidiary entities are Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Drilling and Services, and Pemex Logistics and Pemex Cogeneration and Services; we refer to them as the guarantors.

•	The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of Petróleos Mexicanos, which we refer to as the issuer, and the guarantors’ other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer may amend the payment and certain other provisions of the new securities with the consent of the holders of 75% of the aggregate principal amount of the new securities.

We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted.

Investing in the securities issued in the exchange offers involves certain risks. See “Risk Factors” beginning on page 13.

Neither the U.S. Securities and Exchange Commission (the SEC) nor any state securities commission in the United States of America (the United States) has approved or disapproved the securities to be distributed in the exchange offers, nor have they determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

            , 2016

ii

Terms such as “we,” “us” and “our” generally refer to Petróleos Mexicanos and its consolidated subsidiaries, unless the context otherwise requires.

We will apply, through our listing agent, to have the new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. The old securities are currently admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

The information contained in this prospectus is the exclusive responsibility of the issuer and the guarantors and has not been reviewed or authorized by the Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, or the CNBV) of the United Mexican States, which we refer to as Mexico. Petróleos Mexicanos filed a notice in respect of the offerings of both the old securities and the new securities with the CNBV at the time the old securities of each series were issued. Such notice is a requirement under the Ley del Mercado de Valores (Securities Market Law) in connection with an offering of securities outside of Mexico by a Mexican issuer. Such notice is solely for information purposes and does not imply any certification as to the investment quality of the new securities, the solvency of the issuer or the guarantors or the accuracy or completeness of the information contained in this prospectus. The new securities have not been and will not be registered in the Registro Nacional de Valores (National Securities Registry), maintained by the CNBV, and may not be offered or sold publicly in Mexico. Furthermore, the new securities may not be offered or sold in Mexico, except through a private placement made to institutional or qualified investors conducted in accordance with Article 8 of the Securities Market Law.

We are responsible for the information contained in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

We have filed a registration statement with the SEC on Form F-4 covering the new securities. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Petróleos Mexicanos is required to file periodic reports and other information (File No. 0-99) with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act). We will also furnish other reports as we may determine appropriate or as the law requires. You may read and copy the registration statement, including the attached exhibits, and any reports or other information we file, at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC’s Public Reference Section at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website at http://www.sec.gov under the name “Mexican Petroleum.”

You may also obtain copies of these documents at the offices of the Luxembourg listing agent, KBL European Private Bankers S.A.

The SEC allows Petróleos Mexicanos to “incorporate by reference” information it files with the SEC, which means that Petróleos Mexicanos can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents filed by Petróleos Mexicanos listed below:

•	Petróleos Mexicanos’ annual report on Form 20-F for the year ended December 31, 2014, filed with the SEC on Form 20-F on April 30, 2015, which we refer to as the Form 20-F;

•	Petróleos Mexicanos’ report relating to certain recent developments and our unaudited condensed consolidated results as of and for the three- and nine-month periods ended September 30, 2015, which was furnished to the SEC on Form 6-K on January 25, 2016, which we refer to as our January 6-K; and

•	all of Petróleos Mexicanos’ annual reports on Form 20-F, and all reports on Form 6-K that are designated in such reports as being incorporated into this prospectus, filed with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offers.

You may request a copy of any document that is incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Petróleos Mexicanos at: Gerencia Jurídica de Finanzas, Avenida Marina Nacional No. 329, Colonia Petróleos Mexicanos, México D.F. 11311, telephone (52-55) 1944-9325, or by contacting our Luxembourg listing agent at the address indicated on the inside back cover of this prospectus, as long as any of the new securities are admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and the rules of such stock exchange so require. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

ELECTRONIC DELIVERY OF DOCUMENTS

We are delivering copies of this prospectus in electronic form through the facilities of The Depository Trust Company (DTC). You may obtain paper copies of the prospectus by contacting the Luxembourg listing agent at its address specified on the inside back cover of this prospectus. By participating in the exchange offers, you will be consenting to electronic delivery of these documents.

CURRENCY OF PRESENTATION

References in this prospectus to “U.S. dollars,” “U.S. $,” “dollars” or “$” are to the lawful currency of the United States. References in this prospectus to “pesos” or “Ps.” are to the lawful currency of Mexico. We use the term “billion” in this prospectus to mean one thousand million.

This prospectus contains translations of certain peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations that the peso amounts actually represent the actual U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless we indicate otherwise, the U.S. dollar amounts included herein have been translated from pesos at an exchange rate of Ps. 17.0073 to U.S. $1.00, which is the exchange rate that the Secretaría de Hacienda y Crédito Público (the Ministry of Finance and Public Credit, or the SHCP) instructed us to use on September 30, 2015.

On January 29, 2016, the noon buying rate for cable transfers in New York reported by the Federal Reserve Bank was Ps. 18.2110 = U.S. $1.00.

PRESENTATION OF FINANCIAL INFORMATION

The audited consolidated financial statements of Petróleos Mexicanos, subsidiary entities and subsidiary companies as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 are included in Item 18 of the Form 20-F incorporated by reference in this prospectus and the registration statement covering the new securities. We refer to these financial statements as the 2014 financial statements. These consolidated financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB). We refer in this document to “International Financial Reporting Standards as issued by the IASB” as IFRS. These financial statements were audited in accordance with the International Standards on Auditing, as required by the CNBV, and in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) for purposes of filing with the SEC.

We have incorporated by reference in this prospectus the condensed consolidated interim financial statements of Petróleos Mexicanos, subsidiary entities and subsidiary companies as of September 30, 2015 and for the three- and nine-month periods ended September 30, 2015 and 2014 (which we refer to as the September 2015 interim financial statements), which were not audited and were prepared in accordance with International Accounting Standard (IAS) 34 “Interim Financial Reporting” of IFRS.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

The Issuer

Petróleos Mexicanos is a productive state-owned company of the Federal Government of Mexico (which we refer to as the Mexican Government). The Federal Congress of Mexico (which we refer to as the Mexican Congress) established Petróleos Mexicanos by decree on July 20, 1938. Its operations are carried out through seven principal subsidiary entities, which are Pemex Exploración y Producción (Pemex Exploration and Production), Pemex Transformación Industrial (Pemex Industrial Transformation), Pemex Perforación y Servicios (Pemex Drilling and Services), Pemex Logística (Pemex Logistics), Pemex Cogeneración y Servicios (Pemex Cogeneration and Services), Pemex Fertilizantes (Pemex Fertilizers) and Pemex Etileno (Pemex Ethylene). Petróleos Mexicanos and each of the subsidiary entities are public-sector entities of Mexico empowered to own property and carry on business in their own names. In addition, a number of subsidiary companies are incorporated into the consolidated financial statements. We refer to Petróleos Mexicanos, the subsidiary entities and these subsidiary companies as PEMEX, and together they comprise Mexico’s state oil and gas company.

The Exchange Offers

On October 15, 2014, we issued U.S. $1,000,000,000 of 4.250% Notes due 2025. We refer to the U.S. $1,000,000,000 of 4.250% Notes due 2025 that we issued in October 2014 as the 2025 old securities.

On October 15, 2014, we issued U.S. $1,500,000,000 of 5.50% Bonds due 2044. We refer to the U.S. $1,500,000,000 of 5.50% Bonds due 2044 that we issued in October 2014 as the 2044 old securities.

On January 23, 2015, we issued U.S. $1,500,000,000 of 3.500% Notes due 2020. We refer to the U.S. $1,500,000,000 of 3.500% Notes due 2020 we issued in January 2015 as the 2020 old securities.

On January 23, 2015, we issued U.S. $1,500,000,000 of 4.500% Notes due 2026. We refer to the U.S. $1,500,000,000 of 4.500% Notes due 2026 we issued in January 2015 as the 2026 old securities.

On January 23, 2015, we issued U.S. $3,000,000,000 of 5.625% Bonds due 2046. We refer to the U.S. $3,000,000,000 of 5.625% Bonds due 2046 that we issued in January 2015 as the 2046 old securities.

We are offering new, registered securities in exchange for the 2020 old securities, the 2025 old securities, the 2026 old securities, the 2044 old securities and the 2046 old securities, which are unregistered and which we issued and sold in private placements to certain initial purchasers. These initial purchasers sold the 2020 old securities, the 2025 old securities, the 2026 old securities, the 2044 old securities and the 2046 old securities in offshore transactions and to qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (which we refer to as the Securities Act). We refer to the 2020 old securities, the 2025 old securities, the 2026 old securities, the 2044 old securities and the 2046 old securities as the “old securities,” and the securities that we are now offering as the “new securities.” The old securities and the new securities are guaranteed by Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Drilling and Services, Pemex Logistics and Pemex Cogeneration and Services.

The exchange offer for the 2044 old securities does not relate to the U.S. $1,745,000,000 5.50% Bonds due 2044 that we issued on June 26, 2012 or the reopening of U.S. $1,000,000,000 5.50% Bonds due 2044 that we issued on October 19, 2012, of which U.S. $5,000,000 in aggregate principal amount is outstanding following the exchange offers that we commenced in July 2012, July 2013 and February 2014.

Registration Rights Agreements

Each time we issued a series of old securities, we also entered into an exchange and registration rights agreement with the initial purchasers of those old securities in which we agreed to do our best to complete exchange offers of those old securities on or prior to a particular date.

The Exchange Offers

Under the terms of the exchange offers, holders of each series of old securities are entitled to exchange old securities for an equal principal amount of new securities with substantially identical terms.

You should read the discussion under the heading “Description of the New Securities” for further information about the new securities and the discussion under the heading “The Exchange Offers” for more information about the exchange process. The old securities may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

The series of new securities that we will issue in exchange for old securities will correspond to the series of old securities tendered as follows:

New Securities Series	Corresponding Old Securities Series
3.500% Notes due 2020, or 2020 new securities	2020 old securities

4.250% Notes due 2025, or 2025 new securities	2025 old securities

4.500% Notes due 2026, or 2026 new securities	2026 old securities

5.50% Bonds due 2044, or 2044 new securities	2044 old securities

5.625% Bonds due 2046, or 2046 new securities	2046 old securities

As of the date of this prospectus, the following amounts of each series are outstanding:

•	U.S. $1,500,000,000 aggregate principal amount of 2020 old securities;

•	U.S. $1,000,000,000 aggregate principal amount of 2025 old securities;

•	U.S. $1,500,000,000 aggregate principal amount of 2026 old securities;

•	U.S. $1,500,000,000 aggregate principal amount of 2044 old securities; and

•	U.S. $3,000,000,000 aggregate principal amount of 2046 old securities.

Resale of New Securities

Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the new securities issued in the exchange offers for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•	you are acquiring the new securities in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the new securities; and

•	you are not an “affiliate” of ours, as defined under Rule 405 of the Securities Act.

If any statement above is not true and you transfer any new security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume responsibility for or indemnify you against this liability.

If you are a broker-dealer and receive new securities for your own account in exchange for old securities that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities. We will make this prospectus available to broker-dealers for use in resales for 180 days after the expiration date of the exchange offers.

Consequences of Failure to Exchange Old Securities

If you do not exchange your old securities for new securities, you will continue to hold your old securities. You will no longer be able to require that we register the old securities under the Securities Act. In addition, you will not be able to offer or sell the old securities unless:

•	they are registered under the Securities Act; or

•	you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date

The exchange offers will expire at 5:00 p.m., New York City time, on             , 2016, unless we decide to extend the expiration date.

Interest on the New Securities

The 2020 new securities will accrue interest at 3.500% per year, accruing from January 23, 2016. We will pay interest on the 2020 new securities on January 23 and July 23 of each year.

The 2025 new securities will accrue interest at 4.250% per year, accruing from January 15, 2016. We will pay interest on the 2025 new securities on January 15 and July 15 of each year.

The 2026 new securities will accrue interest at 4.500% per year, accruing from January 23, 2016. We will pay interest on the 2026 new securities on January 23 and July 23 of each year.

The 2044 new securities will accrue interest at 5.50% per year, accruing from December 27, 2015. We will pay interest on the 2044 new securities on June 27 and December 27 of each year.

The 2046 new securities will accrue interest at 5.625% per year, accruing from January 23, 2016. We will pay interest on the 2046 new securities on January 23 and July 23 of each year.

Conditions to the Exchange Offers

We may terminate the exchange offers and refuse to accept any old securities for exchange if:

•	there has been a change in applicable law or the SEC staff’s interpretation of applicable law, and the exchange offers are not permitted under applicable law or applicable SEC staff interpretations of law; or

•	there is a stop order in effect or threatened with respect to the exchange offers or the indenture governing those securities.

We have not made the exchange offers contingent on holders tendering any minimum principal amount of old securities for exchange.

Certain Deemed Representations, Warranties and Undertakings

If you participate in the exchange offers, you will be deemed to have made certain acknowledgments, representations, warranties and undertakings. See “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

Procedure for Tendering Old Securities

If you wish to accept the exchange offers, you must deliver electronically your acceptance together with your old securities through DTC’s Automated Tender Offer Program (ATOP) system.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your acceptance to DTC electronically.

Withdrawal Rights

You may withdraw the tender of your old securities at any time prior to 5:00 p.m., New York City time, on the expiration date, unless we have already accepted your old securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Securities and Delivery of New Securities

If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all old securities that are properly tendered in the exchange offers prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities promptly after the expiration of the exchange offers.

Tax Considerations

We believe that the exchange of old securities for new securities will not be a taxable exchange for U.S. federal and Mexican income tax purposes. You should consult your tax advisor about the tax consequences of the exchange offers as they apply to your individual circumstances.

Fees and Expenses

We will bear all expenses related to consummating the exchange offers and complying with the exchange and registration rights agreements. The initial purchasers have agreed to reimburse us for certain of these expenses.

Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. The exchange agent’s address, telephone number and facsimile number are included under the heading “The Exchange Offers—The Exchange Agent; Luxembourg Listing Agent.”

Description of the New Securities

Issuer

Petróleos Mexicanos.

Guarantors

Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Drilling and Services, Pemex Logistics and Pemex Cogeneration and Services will jointly and severally unconditionally guarantee the payment of principal and interest on the new securities.

New Securities Offered

•	U.S. $1,500,000,000 aggregate principal amount of 3.500% Notes due 2020.

•	U.S. $1,000,000,000 aggregate principal amount of 4.250% Notes due 2025.

•	U.S. $1,500,000,000 aggregate principal amount of 4.500% Notes due 2026.

•	U.S. $1,500,000,000 aggregate principal amount of 5.50% Bonds due 2044.

•	U.S. $3,000,000,000 aggregate principal amount of 5.625% Bonds due 2046.

The form and terms of each series of new securities are the same as the form and terms of the old securities of the corresponding series, except that:

•	the new securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer;

•	holders of the new securities will not be entitled to some of the benefits of the exchange and registration rights agreements; and

•	we will not issue the new securities under our medium-term note program.

The new securities will evidence the same debt as the old securities.

Maturity Dates

•	2020 new securities mature on July 23, 2020.

•	2025 new securities mature on January 15, 2025.

•	2026 new securities mature on January 23, 2026.

•	2044 new securities mature on June 27, 2044.

•	2046 new securities mature on January 23, 2046.

Interest Payment Dates

•	For the 2020 new securities, January 23 and July 23 of each year.

•	For the 2025 new securities, January 15 and July 15 of each year.

•	For the 2026 new securities, January 23 and July 23 of each year.

•	For the 2044 new securities, June 27 and December 27 of each year.

•	For the 2046 new securities, January 23 and July 23 of each year.

Consolidation with Other Securities

The 2044 new securities will be consolidated to form a single series with, and will be fully fungible with, the U.S. $2,745,000,000 principal amount of our outstanding 5.50% Bonds due 2044 that we issued in the exchange offers that we commenced in July 2012, July 2013 and February 2014.

Further Issues

We may, without your consent, increase the size of the issue of any series of new securities or create and issue additional securities with either the same terms and conditions or the same except for the issue price, the issue date and the amount of the first payment of interest; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected new securities have as of the date of the issue of the additional securities. These additional securities may be consolidated to form a single series with the corresponding new securities.

Withholding Tax; Additional Amounts

We will make all principal and interest payments on the new securities without any withholding or deduction for Mexican withholding taxes, unless we are required by law to do so. In some cases where we are obliged to withhold or deduct a portion of the payment, we will pay additional amounts so that you will receive the amount that you would have received had no tax been withheld or deducted. For a description of when you would be entitled to receive additional amounts, see “Description of the New Securities—Additional Amounts.”

Tax Redemption

If, as a result of certain changes in Mexican law, the issuer or any guarantor is obligated to pay additional amounts on interest payments on the new securities at a rate in excess of 10% per year, then we may choose to redeem those new securities. If we redeem any new securities, we will pay 100% of their outstanding principal amount, plus accrued and unpaid interest and any additional amounts payable up to the date of our redemption.

Redemption of the New Securities at the Option of the Issuer

The issuer may at its option redeem the 2020 new securities, the 2025 new securities, 2026 new securities, the 2044 new securities or the 2046 new securities in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined under “Description of the New Securities—Redemption of the New

Securities at the Option of the Issuer”), plus accrued interest on the principal amount of the 2020 new securities, the 2025 new securities, 2026 new securities, the 2044 new securities or the 2046 new securities, as the case may be, to the date of redemption.

Ranking of the New Securities and the Guaranties

The new securities:

•	will be our direct, unsecured and unsubordinated public external indebtedness, and

•	will rank equally in right of payment with each other and with all our existing and future unsecured and unsubordinated public external indebtedness.

The guaranties of the new securities by each of the guarantors will constitute direct, unsecured and unsubordinated public external indebtedness of each guarantor, and will rank pari passu with each other and with all other present and future unsecured and unsubordinated public external indebtedness of each of the guarantors. These financial obligations include certain financial leases outstanding as of December 31, 2014, which will, with respect to the assets securing those financial leases, rank prior to the new securities and the guaranties.

Negative Pledge

None of the issuer or the guarantors or their respective subsidiaries will create security interests in our crude oil and crude oil receivables to secure any public external indebtedness. However, we may enter into up to U.S. $4 billion of receivables financings and similar transactions in any year and up to U.S. $12 billion of receivables financings and similar transactions in the aggregate.

We may pledge or grant security interests in any of our other assets or the assets of the issuer or the guarantors to secure our debts. In addition, we may pledge oil or oil receivables to secure debts payable in pesos or debts which are different than the new securities, such as commercial bank loans.

Indenture

The new securities will be issued pursuant to an indenture dated as of January 27, 2009, between the issuer and the trustee, as supplemented.

Trustee

Deutsche Bank Trust Company Americas.

Events of Default

The new securities and the indenture under which the new securities will be issued contain certain events of default. If an event of default occurs and is continuing with respect to a series of securities, 20% of the holders of the outstanding securities of that series can require us to pay immediately the principal of and interest on all those securities. For a description of the events of default and their grace periods, you should read “Description of the New Securities—Events of Default; Waiver and Notice.”

Collective Action Clauses

The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the issuer’s and the guarantors’ other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantors may amend the payment and certain other provisions of a series of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

Governing Law

The new securities and the indenture will be governed by New York law, except that the laws of Mexico will govern the authorization and execution of these documents by Petróleos Mexicanos.

Listing and Trading

We will apply, through our listing agent, to have the new securities listed on the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. All of the old securities are currently listed on the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the new securities.

Principal Executive Offices

Our headquarters are located at:

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos

México, D.F. 11311

Phone: (52-55) 1944-2500.

Risk Factors

Holders of old securities that do not exchange their old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

We cannot promise that a market for the new securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities. This could cause the new securities to trade at prices that may be lower than their principal amount or their initial offering price.

In addition to these risks, there are additional risk factors related to our operations, the Mexican Government’s ownership and control over us and Mexico generally. These risks are described beginning on page 13.

Ratio of Earnings to Fixed Charges

Our consolidated ratio of earnings to fixed charges for the year ended December 31, 2012 was 1.01. Earnings for the years ended December 31, 2011, 2013 and 2014 and for the nine months ended September 30, 2014 and 2015 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 106,476 million, Ps. 165,217 million, and Ps. 283,640 million for the years ended December 31, 2011, 2013 and 2014, respectively, and Ps. 147,152 million and Ps. 349,127 million for the nine months ended September 30, 2014 and 2015, respectively.

SELECTED FINANCIAL DATA

This selected financial data set forth below is derived in part from, and should be read in conjunction with, our 2014 financial statements and our September 2015 interim financial statements, which are each incorporated by reference in this prospectus.

	As of and for the Year Ended December 31,(1)(2)								As of and for the Nine Months Ended September 30,(1)(3)
	2011		2012		2013		2014		2014		2015
	(in millions of pesos, except ratios)
Statement of Comprehensive Income Data
Net sales	Ps.	1,558,454	Ps.	1,646,912	Ps.	1,608,205	Ps.	1,586,728	Ps.	1,222,538	Ps.	902,136
Operating income		861,311		905,339		727,622		615,480		522,345		145,231
Financing income		4,198		2,532		8,736		3,014		1,772		2,417
Financing cost		(35,154)		(46,011)		(39,586)		(51,559)		(33,767)		(48,827)
Derivative financial instruments (cost) income—Net		(1,697)		(6,258)		1,311		(9,439)		(5,644)		(17.306)
Exchange (loss)—Net		(60,143)		44,846		(3,951)		(76,999)		(9,505)		(136,269)
Net (loss) income for the period		(106,942)		2,600		(170,058)		(265,543)		(147,966)		(352,810)
Statement of Financial Position Data (end of period)
Cash and cash equivalents		114,977		119,235		80,746		117,989		98,188		110,932
Total assets		1,981,374		2,024,183		2,047,390		2,128,368		2,076,700		2,140,548
Long-term debt		672,657		672,618		750,563		997,384		867,482		1,286,220
Total long-term liabilities		1,624,752		2,059,445		1,973,446		2,561,930		2,145,059		2,913,366
Total equity (deficit)		103,177		(271,066)		(185,247)		(767,721)		(332,115)		(1,100,175)
Statement of Cash Flows
Depreciation and amortization		127,380		140,538		148,492		143,075		111,586		119,387
Acquisition of wells, pipelines, properties, plant and equipment(4)		167,014		197,509		245,628		230,679		152,730		144,787

Other Financial Data
Ratio of earnings to fixed charges(5)(6)		—		1.01		—		—		—		—

Note: n.a. = Not applicable.

(1)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies listed in Note 3(a) to our 2014 financial statements and in Note 3(a) to our September 2015 interim financial statements.
(2)	Information derived from our 2014 financial statements. We have not included selected consolidated financial data as of and for the year ended December 31, 2010, as we began presenting our financial statements in accordance with IFRS for the fiscal year ending December 31, 2012, with an official IFRS “adoption date” of January 1, 2012 and a “transition date” to IFRS of January 1, 2011. Based on such adoption and transition dates, we were not required to prepare financial statements in accordance with IFRS as of and for the year ended December 31, 2010 and therefore are unable to present selected financial data in accordance with IFRS for this period without unreasonable effort and expense.
(3)	Information derived from our September 2015 interim financial statements, which were furnished to the SEC as part of the January 6-K.
(4)	Includes capitalized financing cost. See Note 10 to our 2014 financial statements, “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” in the Form 20-F and Note 3(h) to our September 2015 interim financial statements.
(5)

Earnings, for this purpose, consist of pre-tax income (loss) from continuing operations before income from equity investees, plus fixed charges, minus interest capitalized during the period, plus the amortization of capitalized interest during the period and plus distributed income of equity investees. Pre-tax income (loss) is calculated after the deduction of hydrocarbon duties, but before the deduction of the hydrocarbon income tax and other income taxes. Fixed charges for this purpose consist of the sum of interest expense plus interest capitalized during the period, plus amortization premiums related to indebtedness and plus the estimated interest within rental expense. Fixed charges do not take into account exchange gain or loss attributable to our indebtedness.
(6)	Earnings for the years ended December 31, 2011, 2013 and 2014 and for the nine months ended September 30, 2014 and 2015 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 106,476 million, Ps. 165,217 million and Ps. 283,640 million, for the years ended December 31, 2011, 2013 and 2014; respectively, and Ps. 147,152 million and Ps. 349,127 million for the nine months ended September 30, 2014 and 2015, respectively.

Source: 2014 financial statements and September 2015 interim financial statements.

RISK FACTORS

Risk Factors Related to Our Operations

Crude oil and natural gas prices are volatile and low crude oil and natural gas prices adversely affect our income and cash flows and the amount of hydrocarbon reserves that we have the right to extract and sell.

International crude oil and natural gas prices are subject to global supply and demand and fluctuate due to many factors beyond our control. These factors include competition within the oil and natural gas industry, the prices and availability of alternative sources of energy, international economic trends, exchange rate fluctuations, expectations of inflation, domestic and foreign government regulations or international laws, political and other events in major oil and natural gas producing and consuming nations and actions taken by oil exporting countries, trading activity in oil and natural gas and transactions in derivative financial instruments related to oil and gas.

When international crude oil, petroleum product and/or natural gas prices are low, we generally earn less revenue and, therefore, generate lower cash flows and earn less income before taxes and duties because our costs remain roughly constant. Conversely, when crude oil, petroleum product and natural gas prices are high, we earn more revenue and our income before taxes and duties increases. During the first eight months of 2014, the Mexican crude oil export price rose to more than U.S. $100.00 per barrel, and the weighted average price for the year was U.S. $86.00 per barrel. However, beginning in September 2014, crude oil prices experienced a sharp decline, and in December 2014, the weighted average Mexican crude oil export price fell to a low of U.S. $45.45 per barrel. During 2015, the weighted average Mexican crude oil export price was approximately U.S. $44.17 per barrel and it fell to U.S. $26.54 per barrel, the lowest in 2015, by the end of December 2015 and to U.S. $20.70 per barrel on January 15, 2016. These sharp declines of crude oil prices had a direct effect on our results of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 and our financial condition as of December 31, 2014 and as of September 30, 2015, and the continuation of prices at or around these levels or future declines in international crude oil and natural gas prices will have similar effects. These fluctuations may also affect estimates of the amount of Mexico’s hydrocarbon reserves that we have the right to extract and sell. See “—Risk Factors Related to our Relationship with the Mexican Government—Information on Mexico’s hydrocarbon reserves in the Form 20-F is based on estimates, which are uncertain and subject to revisions” below and “Item 11—Quantitative and Qualitative Disclosures About Market Risk—Market Risk—Hydrocarbon Price Risk” in the Form 20-F.

We are an integrated oil and gas company and are exposed to production, equipment and transportation risks, criminal acts and deliberate acts of terror.

We are subject to several risks that are common among oil and gas companies. These risks include production risks (fluctuations in production due to operational hazards, natural disasters or weather, accidents, etc.), equipment risks (relating to the adequacy and condition of our facilities and equipment) and transportation risks (relating to the condition and vulnerability of pipelines and other modes of transportation). More specifically, our business is subject to the risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, oil spills, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures. Criminal attempts to divert our crude oil, natural gas or refined products from our pipeline network and facilities for illegal sale have resulted in explosions, property and environmental damage, injuries and loss of life.

Our facilities are also subject to the risk of sabotage, terrorism and cyber attacks. In July 2007, two of our pipelines were attacked. In September 2007, six different sites were attacked and 12 of our pipelines were affected. The occurrence of these incidents related to the production, processing and transportation of oil and oil products could result in personal injuries, loss of life, environmental damage from the subsequent containment, clean-up and repair expenses, equipment damage and damage to our facilities. A shutdown of the affected facilities could disrupt our production and increase our production costs. As of the date of this prospectus, there have been no similar occurrences since 2007. Although we have established an information security program, which includes cybersecurity systems and procedures to protect our information technology, and have not yet suffered a cyber attack, if the integrity of our information technology were ever compromised due to a cyber attack, our business operations could be disrupted and our proprietary information could be lost or stolen.

We purchase comprehensive insurance policies covering most of these risks; however, these policies may not cover all liabilities, and insurance may not be available for some of the consequential risks. There can be no assurance that accidents or acts of terror will not occur in the future, that insurance will adequately cover the entire scope or extent of our losses or that we may not be found directly liable in connection with claims arising from accidents or other similar events. See “Item 4—Information on the Company—Business Overview—PEMEX Corporate Matters—Insurance” in the Form 20-F.

We have a substantial amount of indebtedness and other liabilities and are exposed to liquidity constraints, which could make it difficult for us to obtain financing on favorable terms and adversely affect our financial condition, results of operations and ability to repay our debt.

We have a substantial amount of debt, which we have incurred primarily to finance the capital expenditures needed to carry out our capital investment projects. Due to our heavy tax burden, our cash flow from operations in recent years has not been sufficient to fund our capital expenditures and other expenses and, accordingly, our debt has significantly increased. The sharp decline in oil prices that began in late 2014 has had a negative impact on our ability to generate positive cash flows, which, together with our continued heavy tax burden, has further exacerbated our ability to fund our capital expenditures and other expenses from cash flow from operations. Therefore, in order to develop our hydrocarbon reserves and amortize scheduled debt maturities, we will need to raise significant amounts of financing from a broad range of funding sources.

As of September 30, 2015, our total indebtedness, including accrued interest, was approximately U.S. $87.3 billion, in nominal terms, which represents a 13.8% increase compared to our total indebtedness, including accrued interest, of approximately U.S. $76.7 billion as of December 31, 2014. 14.7% of our existing long-term debt as of December 31, 2014, or U.S. $11.5 billion, is scheduled to mature in the next three years. Our level of debt may increase further in the short or medium term and may have an adverse effect on our financial condition, results of operations and liquidity position. To service our debt, we have relied and may continue to rely on a combination of cash flows provided by operations, drawdowns under our available credit facilities and the incurrence of additional indebtedness. In addition, we are taking actions to improve our financial position, such as the implementation of the Programa de Austeridad y Uso Racional de Recursos (Austerity and Rational Use of Resources Program), as described in more detail under “Liquidity and Capital Resources—Overview—Business Overview—Changes to Our Business Plan” in the January 6-K.

Certain rating agencies have expressed concerns regarding: (1) the total amount of our debt; (2) the significant increase in our indebtedness over the last several years; (3) our negative free cash flow during the first nine months of 2015, primarily resulting from our significant capital investment projects and the declining price of oil; (4) our substantial unfunded reserve for retirement pensions and seniority premiums, which was equal to U.S. $90.5 billion as of September 30, 2015; and (5) the resilience of our operating expenses notwithstanding the sharp decline in oil prices that began in late 2014. On November 24, 2015, Moody’s Investors Service announced the revision of our global foreign currency and local currency credit ratings from A3 to Baa1 and changed the outlook for its credit ratings to negative.

Any further lowering of our credit ratings may have adverse consequences on our ability to access the financial markets and/or our cost of financing. If we were unable to obtain financing on favorable terms, this could hamper our ability to (1) obtain further financing and (2) invest in projects financed through debt and impair our ability to meet our principal and interest payment obligations with our creditors. As a result, we may be exposed to liquidity constraints and may not be able to service our debt or make the capital expenditures required to maintain our current production levels and to maintain, and increase, the proved hydrocarbon reserves assigned to us by the Mexican Government, which may adversely affect our financial condition and results of operations. See “—Risk Factors Related to our Relationship with the Mexican Government—We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget and inability to obtain financing may limit our ability to make capital investments” below.

If such constraints occur at a time when our cash flow from operations is less than the resources necessary to fund our capital expenditures or to meet our debt service obligations, in order to provide additional liquidity to our operations, we could be forced to further reduce our planned capital expenditures, implement further austerity measures and/or sell additional non-strategic assets in order to raise funds. A reduction in our capital expenditure program could adversely affect our financial condition and results of operations. Additionally, such measures may not be sufficient to permit us to meet our obligations.

Developments in the oil and gas industry and other factors may result in substantial write-downs of the carrying amount of certain of our assets, which could adversely affect our operating results and financial condition.

We evaluate on an annual basis, or more frequently where the circumstances require, the carrying amount of our assets for possible impairment. Our impairment tests are performed by a comparison of the carrying amount of an individual asset or a cash-generating unit with its recoverable amount. Whenever the recoverable amount of an individual asset or cash-generating unit is less than its carrying amount, an impairment loss is recognized to reduce the carrying amount to the recoverable amount.

Changes in the economic, regulatory, business or political environment in Mexico or other markets where we operate, such as the recent significant decline in international crude oil and gas prices and the devaluation of the peso, among other factors, may result in the recognition of impairment charges in certain of our assets. Due to the continuing decline in oil prices, we have performed impairment tests of our non-financial assets (other than inventories and deferred taxes) at the end of each quarter. As of September 30, 2015, we recognized an impairment charge of Ps. 3,891.7 million. However, because of the continuing decline in oil prices, a further impairment test is expected to be carried out in connection with the preparation of our year-end financial statements to assess the carrying amounts of our non-financial assets, other than inventories and deferred taxes. We believe that this test will more likely than not result in an impairment charge to certain of these assets. See Note 10(c) to our unaudited condensed consolidated results for the nine months ended September 30, 2015 included in the January 6-K for further information about the impairment of certain of our assets.

Future developments in the economic environment, in the oil and gas industry and other factors could result in further substantial impairment charges, adversely affecting our operating results and financial condition.

We are subject to Mexican and international anti-corruption, anti-bribery and anti-money laundering laws. Our failure to comply with these laws could result in penalties, which could harm our reputation and have an adverse effect on our business, results of operations and financial condition.

We are subject to Mexican and international anti-corruption, anti-bribery and anti-money laundering laws. See “Item 4—Information on the Company—General Regulatory Framework” in the Form 20-F. Although we maintain policies and processes intended to comply with these laws, including the review of our internal control over financial reporting, we cannot ensure that these compliance policies and processes will prevent intentional, reckless or negligent acts committed by our officers or employees.

If we fail to comply with any applicable anti-corruption, anti-bribery or anti-money laundering laws, we and our officers and employees may be subject to criminal, administrative or civil penalties and other remedial measures, which could have material adverse effects on our business, financial condition and results of operations. Any investigation of potential violations of anti-corruption, anti-bribery or anti-money laundering laws by governmental authorities in Mexico or other jurisdictions could result in an inability to prepare our consolidated financial statements in a timely manner. This could adversely impact our reputation, ability to access the financial markets and ability to obtain contracts, assignments, permits and other government authorizations necessary to participate in our industry, which, in turn, could have adverse effects on our business, results of operations and financial condition.

Our compliance with environmental regulations in Mexico could result in material adverse effects on our results of operations.

A wide range of general and industry-specific Mexican federal and state environmental laws and regulations apply to our operations; these laws and regulations are often difficult and costly to comply with and carry substantial penalties for non-compliance. This regulatory burden increases our costs because it requires us to make significant capital expenditures and limits our ability to extract hydrocarbons, resulting in lower revenues. For an estimate of our accrued environmental liabilities, see “Item 4—Information on the Company—Environmental Regulation—Environmental Liabilities” in the Form 20-F. In addition, we have agreed with other companies to make investments to reduce our carbon dioxide emissions. See “Item 4—Information on the Company—Environmental Regulation—Global Climate Change and Carbon Dioxide Emissions Reduction” in the Form 20-F.

Risk Factors Related to Mexico

The effects of the implementation of the new legal framework applicable to the energy sector in Mexico are uncertain but likely to be material, and may have a negative impact on us in the short and medium term.

The enactment of the Secondary Legislation, which refers to the artículos transitorios (transitional articles) that set forth the general framework for the implementing laws that are required to give effect to the Decreto por el que se reforman y adicionan diversas disposiciones de la Constitución Politica de los Estados Unidos Mexicanos, en Materia de Energía (the “Energy Reform Decree”), has had a significant effect on us, and these effects could be adverse to our interests in the short and medium term, as further described below.

As part of the implementation of the Energy Reform Decree, the Mexican Government announced the results of the Round Zero process in August 2014, through which we were assigned oil and gas exploration and extraction rights in certain areas in Mexico. We are required to comply with the exploration plans and development plans for the extraction of hydrocarbons that we submitted to the Secretaría de Energía (Ministry of Energy) in connection with our assignments. If we fail to comply with our exploration and development for extraction plans within the specified time period authorized by Ministry of Energy, our rights to continue exploring and developing the underlying areas may be revoked, which may adversely affect our operating results and financial condition. See “—Risk Factors Related to our Relationship with the Mexican Government—We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget and our inability to obtain financing may limit our ability to make capital investments” below.

The Constitución Política de los Estados Unidos Mexicanos (Political Constitution of the United Mexican States, or the Mexican Constitution) and the Secondary Legislation allow the Mexican Government to enter into agreements with us and other oil and gas companies to conduct oil and gas industry activities. As a result, we face competition for the right to explore and develop new oil and gas reserves in Mexico and any joint venture we become party to may not prove successful. As of the date of this prospectus, the Mexican Government has entered into production sharing contracts with other oil and gas companies following the competitive bidding processes held in July and September 2015 for shallow water blocks and in December 2015 for exploratory blocks and discovered fields in onshore areas. See “—Risk Factors Related to our Relationship with the Mexican Government—Increased competition in the Mexican energy sector may have a negative impact on our results of operations and financial conditions” below. While the participation of other oil and gas companies in the Mexican energy sector is intended to provide a new source of revenues for the Mexican Government and thereby reduce its reliance on our revenues, we cannot provide assurances that the amount of our payments to the Mexican Government will significantly decrease in the near future. See “—Risk Factors Related to our Relationship with the Mexican Government—We pay significant special taxes and duties to the Mexican Government, which may limit our capacity to expand our investment program or hurt our financial condition” below.

As of the date of this prospectus, certain provisions of the Secondary Legislation, including some provisions of the Ley de Petróleos Mexicanos (Petróleos Mexicanos Law), are not yet effective. Accordingly, the effects of the implementation remain uncertain. However, these effects are likely to be material and may have a negative effect on our financial condition, results of operation and prospects in the short and medium term.

Economic conditions and government policies in Mexico and elsewhere may have a material impact on our operations.

A deterioration in Mexico’s economic condition, social instability, political unrest or other adverse social developments in Mexico could adversely affect our business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain new financing and service our debt. Additionally, the Mexican Government recently cut spending in response to a downward trend in international crude oil prices, and it may cut spending in the future. See “—Risk Factors Related to our Relationship with the Mexican Government—The Mexican Government controls us and it could limit our ability to satisfy our external debt obligations or could reorganize or transfer us or our assets” below. These cuts could adversely affect the Mexican economy and, consequently, our business, financial condition, operating results and prospects.

In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may worsen or reemerge, as applicable, in the future and could adversely affect our business and ability to service our debt. A worsening of international financial or economic conditions, such as a slowdown in growth or recessionary conditions in Mexico’s trading partners, including the United States, or the emergence of a new financial crisis, could have adverse effects on the Mexican economy, our financial condition and our ability to service our debt.

Changes in Mexico’s exchange control laws may hamper our ability to service our foreign currency debt.

The Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into other currencies. However, we cannot provide assurances that the Mexican Government will maintain its current policies with regard to the peso. In the future, the Mexican Government could impose a restrictive exchange control policy, as it has done in the past. Mexican Government policies preventing us from exchanging pesos into U.S. dollars could hamper our ability to service our foreign currency obligations, including our debt, the majority of which is denominated in currencies other than pesos.

Political conditions in Mexico could materially and adversely affect Mexican economic policy and, in turn, our operations.

Political events in Mexico may significantly affect Mexican economic policy and, consequently, our operations. On December 1, 2012, Mr. Enrique Peña Nieto, a member of the Partido Revolucionario Institucional (Institutional Revolutionary Party, or PRI), formally assumed office for a six-year term as the President of Mexico. As of the date of this prospectus, no political party holds a simple majority in either house of the Mexican Congress.

Mexico has experienced a period of increasing criminal activity, which could affect our operations.

In recent years, Mexico has experienced a period of increasing criminal activity, primarily due to the activities of drug cartels and related criminal organizations. In addition, the development of the illicit market in fuels in Mexico has led to increases in theft and illegal trade in the fuels that we produce. In response, the Mexican Government has implemented various security measures and has strengthened its military and police forces, and we have also established various strategic measures aimed at decreasing incidents of theft and other criminal activity directed at our facilities and products. See “Item 8—Financial Information—Legal Proceedings—Actions Against the Illicit Market in Fuels” in the Form 20-F. Despite these efforts, criminal activity continues to exist in Mexico, some of which may target our facilities and products. These activities, their possible escalation and the violence associated with them, in an extreme case, may have a negative impact on our financial condition and results of operations.

Risk Factors Related to our Relationship with the Mexican Government

The Mexican Government controls us and it could limit our ability to satisfy our external debt obligations or could reorganize or transfer us or our assets.

We are controlled by the Mexican Government and our annual budget, which is approved by the Cámara de Diputados (Chamber of Deputies), can be adjusted by the Mexican Government in certain respects. Pursuant to the Petróleos Mexicanos Law, Petróleos Mexicanos was transformed from a decentralized public entity to a productive state-owned company on October 7, 2014. The Petróleos Mexicanos Law establishes a special regime governing, among other things, our budget, debt levels and administrative liabilities. Certain provisions of the special regime took effect on December 2, 2014, and on June 10, 2015, the remaining provisions of the special regime governing acquisitions, leases, services and public works matters became effective. This special regime provides Petróleos Mexicanos with additional technical and managerial autonomy, and, subject to certain restrictions, with additional autonomy with respect to our budget. Notwithstanding this increased autonomy, the Mexican Government still controls us and has the power to adjust our financial balance goal, which represents our targeted net cash flow for the fiscal year based on our projected revenues and expenses, and, subject to the approval of the Chamber of Deputies, the ceiling on our annual wage and salary expenditures. The Mexican Government’s authority to adjust our annual budget may compromise our ability to develop the reserves assigned to us by the Mexican Government and to successfully compete with other oil and gas companies that enter the Mexican energy sector. See “Item 4—Information on the Company—History and Development—Capital Expenditures and Investments—Capital Expenditures Budget” in the Form 20-F for more information about our February 2015 budget adjustment and “—General Regulatory Framework” in the Form 20-F for more information about the Mexican Government’s authority with respect to our budget. In addition, the Mexican Government’s control over us could adversely affect our ability to make payments under any securities issued by Petróleos Mexicanos. Although Petróleos Mexicanos is wholly owned by the Mexican Government, our financing obligations do not constitute obligations of and are not guaranteed by the Mexican Government.

The Mexican Government’s agreements with international creditors may affect our external debt obligations. In certain past debt restructurings of the Mexican Government, Petróleos Mexicanos’ external indebtedness was treated on the same terms as the debt of the Mexican Government and other public-sector entities, and it may be treated on similar terms in any future debt restructuring. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public-sector external debt. Mexico has not requested restructuring of bonds or debt owed to multilateral agencies.

The Mexican Government has the power, if the Mexican Constitution and federal law were further amended, to further reorganize our corporate structure, including a transfer of all or a portion of our assets to an entity not controlled, directly or indirectly, by the Mexican Government. The reorganization and transfer of assets contemplated by the Energy Reform Decree and the Secondary Legislation, or any other reorganization or transfer that the Mexican Government may effect, could adversely affect our production, disrupt our workforce and operations and cause us to default on certain obligations. See “—Risk Factors Related to Mexico” above.

We pay significant special taxes and duties to the Mexican Government, which may limit our capacity to expand our investment program or negatively impact our financial condition generally.

We are required to make significant payments to the Mexican Government, including in the form of taxes and duties, which may limit our ability to make capital investments. In 2014, approximately 47.0% of our sales revenues was used for payments to the Mexican Government in the form of taxes and duties, which constituted a substantial portion of the Mexican Government’s revenues.

The Secondary Legislation includes changes to the fiscal regime applicable to us, particularly with respect to the exploration and extraction activities that we carry out in Mexico. Beginning in 2016, we have the obligation, subject to the conditions set forth in the Petróleos Mexicanos law, to pay a state dividend in lieu of certain payments that we were required to be paid at the discretion of the Mexican Government. This state dividend will be calculated by the Ministry of Finance and Public Credit as a percentage of the net income that we generate through activities subject to the Ley de Ingresos sobre Hidrocarburos (Hydrocarbons Revenue Law) on an annual basis and approved by the Mexican Congress in accordance with the terms of the Petróleos Mexicanos Law. See “Item 8—Financial Information—Dividends” in the Form 20-F for more information. Although the changes to the fiscal regime applicable to us are designed in part to reduce the Mexican Government’s reliance on payments made by us, we cannot provide assurances that we will not be required to continue to pay a large proportion of our sales revenue to the Mexican Government. See “Item 4—Information on the Company—Taxes, Duties and Other Payments to the Mexican Government—New Fiscal Regime” in the Form 20-F. As of the date of this prospectus, we are assessing the impact that these changes may have on us. See “—Risk Factors Related to Mexico—The effects of the implementation of the new legal framework applicable to the energy sector in Mexico are uncertain but likely to be material, and may have a negative impact on us in the short and medium term” above. In addition, the Mexican Government may change the applicable rules in the future.

The Mexican Government has imposed price controls in the domestic market on our products.

The Mexican Government has from time to time imposed price controls on the sales of natural gas, liquefied petroleum gas, gasoline, diesel, gas oil intended for domestic use, fuel oil and other products. As a result of these price controls, we have not been able to pass on all of the increases in the prices of our product purchases to our customers in the domestic market. We do not control the Mexican Government’s domestic policies and the Mexican Government could impose additional price controls on the domestic market in the future. The imposition of such price controls would adversely affect our results of operations. For more information, see “Item 4—Information on the Company—Business Overview—Refining—Pricing Decrees” and “Item 4—Information on the Company—Business Overview—Gas and Basic Petrochemicals—Pricing Decrees” in the Form 20-F.

The Mexican nation, not us, owns the hydrocarbon reserves located in Mexico and our right to continue to extract these reserves is subject to the approval of the Ministry of Energy.

The Mexican Constitution provides that the Mexican nation, not us, owns all petroleum and other hydrocarbon reserves located in Mexico.

Following the adoption of the Energy Reform Decree, Article 27 of the Mexican Constitution provides that the Mexican Government will carry out exploration and extraction activities through agreements with third parties and through assignments to and agreements with us. The Secondary Legislation allows us and other oil and gas companies to explore and extract the petroleum and other hydrocarbon reserves located in Mexico, subject to assignment of rights by the Ministry of Energy and entry into agreements pursuant to a competitive bidding process.

Access to crude oil and natural gas reserves is essential to an oil and gas company’s sustained production and generation of income, and our ability to generate income would be materially and adversely affected if the Mexican Government were to restrict or prevent us from exploring or extracting any of the crude oil and natural gas reserves that it has assigned to us or if we are unable to compete effectively with other oil and gas companies in future bidding rounds for additional exploration and extraction rights in Mexico. For more information, see “—We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income and inability to obtain financing may limit our ability to make capital investments” below.

Information on Mexico’s hydrocarbon reserves in the Form 20-F is based on estimates, which are uncertain and subject to revisions.

The information on oil, gas and other reserves set forth in the Form 20-F is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserves estimate depends on the quality and reliability of available data, engineering and geological interpretation and subjective judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. These estimates are also subject to certain adjustments based on changes in variables, including crude oil prices. Therefore, proved reserves estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. See “—Risk Factors Related to Our Operations—Crude oil and natural gas prices are volatile and low crude oil and natural gas prices adversely affect our income and cash flows and the amount of hydrocarbon reserves that we have the right to extract and sell” above. We revise annually our estimates of hydrocarbon reserves that we are entitled to extract and sell, which may result in material revisions to these estimates. Our ability to maintain our long-term growth objectives for oil production depends on our ability to successfully develop our reserves, and failure to do so could prevent us from achieving our long-term goals for growth in production.

We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget and our inability to obtain financing may limit our ability to make capital investments.

Our ability to maintain, as well as increase, our oil production levels is highly dependent upon our ability to successfully develop existing hydrocarbon reserves and, in the long term, upon our ability to obtain the right to develop additional reserves.

We continually invest capital to enhance our hydrocarbon recovery ratio and improve the reliability and productivity of our infrastructure. Despite these investments, the replacement rate for proved hydrocarbon reserves decreased to 18.0% in 2014, representing a significant decline in proved hydrocarbon reserves. See “Item 4—Information on the Company—Business Overview––Exploration and Production––Reserves” in the Form 20-F for more information about the factors leading to this decline, including the results of Round Zero. Our crude oil production decreased by 0.2% from 2011 to 2012, by 1.0% from 2012 to 2013 and by 3.7% from 2013 to 2014, primarily as a result of the decline of production in the Cantarell, Aceite Terciario del Golfo (which we refer to as ATG), Delta del Grijalva, Crudo Ligero Marino and Ixtal-Manik projects.

The transitional articles of the Energy Reform Decree outline a process, commonly referred to as Round Zero, for the determination of our initial allocation of rights to continue to carry out exploration and extraction activities in Mexico. On August 13, 2014, the Ministry of Energy granted us the right to continue to explore and develop areas that together contain 95.9% of Mexico’s estimated proved reserves of crude oil and natural gas. The development of the reserves that were assigned to us pursuant to Round Zero, particularly the reserves in the deep waters of the Gulf of Mexico and in shale oil and gas fields in the Burgos basin, will demand significant capital investments and will pose significant operational challenges. Our right to develop the reserves assigned to us through Round Zero is conditioned on our ability to develop such reserves in accordance with our development plans, which were based on our technical, financial and operational capabilities at the time. See “Item 4––History and Development––Energy Reform—Assignment of Exploration and Production Rights” in the Form 20-F. We cannot provide assurances that we will have or will be able to obtain, in the time frame that we expect, sufficient resources or the technical capacity necessary to explore and extract the reserves that the Mexican Government assigned to us as part of Round Zero, or that it may grant to us in the future. We may also lose the right to continue to extract these reserves if we fail to develop them in accordance with our development plans, which could adversely affect our operating results and financial condition. In addition, increased competition in the oil and gas sector in Mexico may increase the costs of obtaining additional acreage in bidding rounds for the rights to new reserves.

Our ability to make capital expenditures is limited by the substantial taxes and duties that we pay to the Mexican Government, the ability of the Mexican Government to adjust our annual budget and cyclical decreases in our revenues primarily related to lower oil prices. The availability of financing may limit our ability to make capital investments that are necessary to maintain current production levels and increase the proved hydrocarbon reserves that we are entitled to extract. For more information, see “Item 4—Information on the Company—History and Development—Capital Expenditures and Investments” and “—Energy Reform” in the Form 20-F.

Increased competition in the Mexican energy sector may have a negative impact on our results of operations and financial conditions.

The Mexican Constitution and the Ley de Hidrocarburos (Hydrocarbons Law) also allows other oil and gas companies, in addition to us, to carry out certain activities related to the energy sector in Mexico, including exploration and extraction activities. The Mexican Government will carry out exploration and extraction activities through assignments to, or agreements with, us and through agreements with other oil and gas companies. The oil and gas fields that we did not request or were not assigned to us pursuant to Round Zero (including the areas assigned to us on a temporary basis) are subject to competitive bidding processes open to participation by other oil and gas companies in which we will not have a preferential right. We will also likely face competition in connection with certain refining, transportation and processing activities. In addition, increased competition could make it more difficult for us to hire and retain skilled personnel. For more information, see “Item 4—Information on the Company—History and Development—Energy Reform” in the Form 20-F. If we are unable to compete successfully with other oil and gas companies in the energy sector in Mexico, our results of operations and financial condition may be adversely affected.

We may claim some immunities under the Foreign Sovereign Immunities Act and Mexican law, and your ability to sue or recover may be limited.

We are public-sector entities of the Mexican Government. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. Under certain circumstances, Mexican law may limit your ability to enforce judgments against us in the courts of Mexico. We also do not know whether Mexican courts would enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws. Therefore, even if you were able to obtain a U.S. judgment against us, you might not be able to obtain a judgment in Mexico that is based on that U.S. judgment. Moreover, you may not be able to enforce a judgment against our property in the United States except under the limited circumstances specified in the Foreign Sovereign Immunities Act of 1976, as amended (the “Foreign Sovereign Immunities Act”). Finally, if you were to bring an action in Mexico seeking to enforce our obligations under any securities issued by Petróleos Mexicanos, satisfaction of those obligations may be made in pesos, pursuant to the laws of Mexico.

Our directors and officers, as well as some of the experts named in the Form 20-F, reside outside the United States. Substantially all of our assets and those of most of our directors, officers and experts are located outside the United States. As a result, investors may not be able to effect service of process on our directors or officers or those experts within the United States.

Recent U.S. federal court decisions addressing the meaning of ranking provisions could potentially reduce or hinder the ability of issuers such as us to restructure their debt.

As of the date of this prospectus, we cannot be subject to a bankruptcy proceeding under the Ley de Concursos Mercantiles (Commercial Bankruptcy Law of Mexico) because it is inapplicable to us. Accordingly, any future debt restructuring, to the extent it is not regulated otherwise as a result of specific legislative action in Mexico (including legislative action approving its dissolution and liquidation), will require the consent of our creditors based on the consent provisions set forth in our financing instruments.

In NML Capital, Ltd. v. Republic of Argentina, the U.S. Court of Appeals for the Second Circuit ruled that the ranking clause in certain defaulted bonds issued by Argentina prevents Argentina from making payments on certain of its performing debt unless it makes pro rata payments on defaulted debt that ranks pari passu with the performing debt. The ruling in NML Capital, Ltd. v. Republic of Argentina requiring ratable payments could potentially hinder or impede a future debt restructuring or distressed debt management in which the debtor is not subject to a bankruptcy regime, unless the debtor can obtain the requisite creditor consents, including pursuant to any applicable collective action clauses contained in our debt securities. See “Description of the New Securities—Modification and Waiver.” We cannot predict how this decision may impact any future debt restructuring of an issuer such as us.

Risks Related to Non-Participation in the Exchange Offers

If holders of old securities do not participate in the exchange offers, the old securities will continue to be subject to transfer restrictions.

Holders of old securities that are not registered under the Securities Act who do not exchange their unregistered old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

Risks Related to the New Securities

The market for the new securities or the old securities may not be liquid, and market conditions could affect the price at which the new securities or the old securities trade.

The issuer will apply, through its listing agent, to have the new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF. In the event that the new securities are admitted to trading on the Euro MTF, we will use our best efforts to maintain such listing; provided that if legislation is adopted in Luxembourg in a manner that would require us to publish our financial statements according to accounting principles or standards that are materially different from those we apply in our financial reporting under the securities laws of Mexico and the United States or that would otherwise impose requirements on us or the guarantors that we determine in good faith are unduly burdensome, the issuer may de-list the new securities and/or the old securities. The issuer will use its reasonable best efforts to obtain an alternative admission to listing, trading or quotation for such securities by another listing authority, exchange or system within or outside the European Union, as the issuer may reasonably decide, although there can be no assurance that such alternative listing will be obtained.

In addition, the issuer cannot promise that a market for either the new securities or the old securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities or the old securities. This could cause the new securities or the old securities to trade at prices that may be lower than their principal amount or their initial offering price.

The new securities will contain provisions that permit the issuer to amend the payment terms of the new securities without the consent of all holders.

The new securities will contain provisions regarding acceleration and voting on amendments, modifications and waivers which are commonly referred to as collective action clauses. Under these provisions, certain key terms of a series of the new securities may be amended, including the maturity date, interest rate and other payment terms, without the consent of all of the holders. See “Description of the New Securities—Modification and Waiver.”

The rating of the new securities may be lowered or withdrawn depending on various factors, including the rating agencies’ assessments of our financial strength and Mexican sovereign risk.

The rating of the new securities addresses the likelihood of payment of principal at their maturity. The rating also addresses the timely payment of interest on each payment date. The rating of the new securities is not a recommendation to purchase, hold or sell the new securities, and the rating does not comment on market price or suitability for a particular investor.

On November 24, 2015, our global foreign currency and local currency credit ratings were revised to Baa1 from A3 by Moody’s Investors Service. Any further downgrade in or withdrawal of our corporate or debt ratings may adversely affect the rating and price of the new securities. We cannot assure you that the rating of the new securities or our corporate rating will continue for any given period of time or that the rating will not be further lowered or withdrawn. This downgrade is not, and any further downgrade in or withdrawal of the ratings will not be, an event of default under the indenture. An assigned rating may be raised or lowered depending, among other things, on the respective rating agency’s assessment of our financial strength, as well as its assessment of Mexican sovereign risk generally. Any further downgrade in or withdrawal of the rating of the new securities or our corporate rating may adversely affect the price of the new securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains words, such as “believe,” “expect,” “anticipate” and similar expressions that identify forward-looking statements, which reflect our views about future events and financial performance. We have made forward-looking statements that address, among other things, our:

•	exploration and production activities, including drilling;

•	activities relating to import, export, refining, petrochemicals and transportation of petroleum, natural gas and oil products;

•	activities relating to the generation of electrical energy;

•	projected and targeted capital expenditures and other costs, commitments and revenues; and

•	liquidity and sources of funding.

Actual results could differ materially from those projected in such forward-looking statements as a result of various factors that may be beyond our control. These factors include, but are not limited to:

•	changes in international crude oil and natural gas prices;

•	effects on us from competition, including on our ability to hire and retain skilled personnel;

•	limitations on our access to sources of financing on competitive terms;

•	our ability to find, acquire or gain access to additional reserves and to develop the reserves that we obtain successfully;

•	uncertainties inherent in making estimates of oil and gas reserves, including recently discovered oil and gas reserves;

•	technical difficulties;

•	significant developments in the global economy;

•	significant economic or political developments in Mexico, including developments relating to the implementation of the Secondary Legislation;

•	developments affecting the energy sector; and

•	changes in our legal regime or regulatory environment, including tax and environmental regulations.

Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

For a discussion of important factors that could cause actual results to differ materially from those contained in any forward-looking statement, you should read “Risk Factors” above.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new securities under the exchange offers. In consideration for issuing the new securities as contemplated in this prospectus, we will receive in exchange an equal principal amount of old securities, which will be cancelled. Accordingly, the exchange offers will not result in any increase in our indebtedness or the guarantors’ indebtedness. The net proceeds we received from issuing the old securities were and are being used to finance our investment program.

RATIO OF EARNINGS TO FIXED CHARGES

PEMEX’s ratio of earnings to fixed charges is calculated as follows:

Earnings, for this purpose, consist of pre-tax income (loss) from continuing operations before income from equity investees, plus fixed charges, minus interest capitalized during the period, plus the amortization of capitalized interest during the period and plus distributed income of equity investees. Pre-tax income (loss) is calculated after the deduction of hydrocarbon duties, but before the deduction of the hydrocarbon income tax and other income taxes. Fixed charges for this purpose consist of the sum of interest expense plus interest capitalized during the period, plus amortization premiums related to indebtedness and plus the estimated interest within rental expense. Fixed charges do not take into account exchange gain or loss attributable to PEMEX’s indebtedness.

The following table sets forth PEMEX’s consolidated ratio of earnings to fixed charges for the years ended December 31, 2012, 2013 and 2014 and for the nine-month periods ended September 30, 2014 and 2015 in accordance with IFRS.

	For the period ended
	December 31,				September 30,
	2011	2012	2013	2014	2014	2015
Ratio of earnings to fixed charges(1):	—	1.01	—	—	—	—

(1)	Earnings for the years ended December 31, 2011, 2013 and 2014 and for the nine months ended September 30, 2014 and 2015 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 106,476 million, Ps. 165,217 million, and Ps. 283,640 million, for the years ended December 31, 2011, 2013 and 2014, respectively, and Ps. 147,152 million and Ps. 349,127 million for the nine months ended September 30, 2014 and 2015, respectively.

CAPITALIZATION OF PEMEX

The following table sets forth the capitalization of PEMEX at September 30, 2015.

	At September 30, 2015(1)(2)
	(millions of pesos or U.S. dollars)
Long-term external debt	Ps.	1,006,191	U.S. $	59,162
Long-term domestic debt		280,029		16,465

Total long-term debt(3)		1,286,220		75,627

Certificates of Contribution “A”(4)		144,605		8,502
Mexican Government contributions to Petróleos Mexicanos		43,731		2,571
Legal reserve		1,002		59
Accumulated other comprehensive result		(384,267)		(22,594)
(Deficit) from prior years		(552,809)		(32,504)
Net (loss) for the period		(352,617)		(20,733)

Total controlling interest		(1,100,355)		(64,699)
Total non-controlling interest		180		11

Total (deficit) equity		(1,100,175)		(64,688)

Total capitalization	Ps.	186,045	U.S. $	10,939

Note: Numbers may not total due to rounding.

(1)	Unaudited. Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 17.0073 = U.S. $1.00 at September 30, 2015. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(2)	As of the date of this prospectus, there has been no material change in our capitalization since September 30, 2015 except for our undertaking of (a) the new financings disclosed under “Liquidity and Capital Resources—Recent Financing Activities”’ in the January 6-K; (b) the new financings described in “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Financing Activities” in the Form 20-F; (c) the U.S. $635 million indebtedness incurred by subsidiaries of Pemex Fertilizers in connection with the acquisition of Grupo Fertinal S.A. on January 28, 2016; (d) the Mexican government’s equity contribution of Ps. 50,000,000,000 to Petróleos Mexicanos on December 24, 2015, as described in the January 6-K; (e) the loan obtained on February 5, 2016 by Petróleos Mexicanos from a line of credit for Ps. 7,000,000,000 bearing interest at a floating rate linked to the Tasa de Interés Interbancaria de Equilibrio (Interbank Equilibrium Interest Rate, or TIIE, for its Spanish acronym) plus 0.55%, which matures on January 27, 2017; and (f) the issuance, on February 4, 2016, by Petróleos Mexicanos of U.S. $5,000,000,000 of debt securities under its Medium-Term Notes Program, Series C, in three tranches: (i) U.S. $750,000,000 of its 5.500% Notes due 2019, (ii) U.S. $1,250,000,000 of its 6.375% Notes due 2021 and (iii) U.S. $3,000,000,000 of its 6.875 % Notes due 2026; all debt securities issued under this program are guaranteed by Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Drilling and Services, Pemex Logistics and Pemex Cogeneration and Services.
(3)	Total long-term debt does not include short-term indebtedness of Ps. 198,809 (U.S. $11,690 million) at September 30, 2015.
(4)	Equity instruments held by the Mexican Government.

Source: September 2015 interim financial statements.

GUARANTORS

The guarantors—Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Drilling and Services, Pemex Logistics and Pemex Cogeneration and Services—are productive state-owned companies of the Mexican Government. On March 27, 2015, the Board of Directors of Petróleos Mexicanos approved the acuerdos de creación (creation resolutions) of each guarantor. The guarantors were later formed upon the effectiveness of their respective creation resolutions, as follows: (i) Pemex Exploration and Production and Pemex Cogeneration and Services were created on June 1, 2015; (ii) Pemex Drilling and Services was created on August 1, 2015; (iii) Pemex Logistics was created on October 1, 2015 and (iv) Pemex Industrial Transformation was created on November 1, 2015. For more information about the guarantors, including their creation, see “Item 4—Information on the Company—History and Development—Energy Reform” in the Form 20-F and “Energy Reform” in the January 6-K. Each of the guarantors is a legal entity empowered to own property and carry on business in its own name. The executive offices of each of the guarantors are located at Avenida Marina Nacional No. 329, Colonia Petróleos Mexicanos, México, D.F. 11311, México. Our telephone number, which is also the telephone number for the guarantors, is (52-55) 1944-2500.

As of the date of this prospectus, the activities of the issuer and the guarantors are regulated primarily by:

•	the Petróleos Mexicanos Law, which took effect, with the exception of certain provisions, on October 7, 2014, and repeals the Petróleos Mexicanos Law that became effective as of November 29, 2008; and

•	the Hydrocarbons Law, which took effect on August 12, 2014 and repeals the Ley Reglamentaria del Artículo 27 Constitucional en el Ramo del Petróleo (Regulatory Law to Article 27 of the Mexican Constitution Concerning Petroleum Affairs).

The operating activities of the issuer are allocated among the guarantors and the other subsidiary entities, Pemex Fertilizers and Pemex Ethylene, each of which has the characteristics of a subsidiary of the issuer. The principal business lines of the guarantors are as follows:

•	Pemex Exploration and Production explores for and exploits crude oil and natural gas and transports, stores and markets these hydrocarbons;

•	Pemex Industrial Transformation refines, processes, imports, exports, markets, and sells hydrocarbons, oil, natural gas and petrochemicals;

•	Pemex Drilling and Services performs well drilling, termination and repair and related well services;

•	Pemex Logistics provides oil, petroleum products and petrochemicals transportation and storage and other related services to us and to others through pipelines, and maritime and land channels, as well as the sale of storage and management services; and

•	Pemex Cogeneration and Services generates, supplies and sells electric and thermal energy generated in our industrial processes, including at our cogeneration plants, and provides technical services and management associated with these activities.

For further information about the legal framework governing the guarantors, including the modifications implemented and to be implemented pursuant to the Secondary Legislation, see “Item 4—Information on the Company—History and Development” in the Form 20-F and “Energy Reform” in the January 6-K. Copies of the Petróleos Mexicanos Law that took effect on October 7, 2014 will be available at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg.

For information relating to the financial statements of the guarantors, see Note 24 to the 2014 financial statements and Notes 3(a) and 16 to the September 2015 interim financial statements. As of the date of this prospectus, none of the guarantors publish their own financial statements.

THE EXCHANGE OFFERS

This is a summary of the exchange offers and the material provisions of the exchange and registration rights agreements that we entered into on October 15, 2014 with the initial purchasers of the 2025 old securities and the 2044 old securities, and on January 23, 2015 with the initial purchasers of the 2020 old securities, the 2026 old securities and the 2046 old securities. This section may not contain all the information that you should consider regarding the exchange offers and the exchange and registration rights agreements before participating in the exchange offers. For more detail, you should refer to the exchange and registration rights agreements, which we have filed with the SEC as exhibits to the registration statement. You can obtain copies of the documents by following the instructions under the heading “Where You Can Find More Information.”

Background and Purpose of the Exchange Offers

We sold the 2025 old securities and the 2044 old securities to a group of initial purchasers pursuant to a terms agreements dated October 6, 2014, and the 2020 old securities, the 2026 old securities and the 2046 old securities pursuant to a terms agreements dated January 15, 2015. The initial purchasers then resold the old securities to other purchasers in offshore transactions in reliance on Regulation S of the Securities Act and to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

We also entered into exchange and registration rights agreements with the initial purchasers of the 2025 old securities and the 2044 old securities and with the initial purchasers of the 2020 old securities, the 2026 old securities and the 2046 old securities. As long as we determine that applicable law permits us to make the exchange offers, these exchange and registration rights agreements require that we use our best efforts to:

Action	Date Required
1. File a registration statement for a registered exchange offer relating to new securities with terms substantially similar to the relevant series of old securities	September 30, 2015

2. Cause the registration statement to be declared effective by the SEC and promptly begin the exchange offer after the registration statement is declared effective	March 1, 2016

3. Issue the new securities in exchange for all old securities of the relevant series tendered in the exchange offer	April 5, 2016

The exchange offers described in this prospectus will satisfy our obligations under the exchange and registration rights agreements relating to the old securities.

General Terms of the Exchange Offers

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange the old securities for new securities.

New Securities Series	Corresponding Old Securities Series
2020 new securities	2020 old securities
2025 new securities	2025 old securities
2026 new securities	2026 old securities
2044 new securities	2044 old securities
2046 new securities	2046 old securities

As of the date of this prospectus, the following amounts of each series of old securities are outstanding:

•	U.S. $1,500,000,000 aggregate principal amount of 2020 old securities;

•	U.S. $1,000,000,000 aggregate principal amount of 2025 old securities;

•	U.S. $1,500,000,000 aggregate principal amount of 2026 old securities;

•	U.S. $1,500,000,000 aggregate principal amount of 2044 old securities;

•	U.S. $3,000,000,000 aggregate principal amount of 2046 old securities.

The exchange offer for the 2044 old securities does not relate to the U.S. $1,745,000,000 5.50% Bonds due 2044 that we issued on June 26, 2012 or the reopening of U.S. $1,000,000,000 5.50% Bonds due 2044 that we issued on October 19, 2012, of which U.S. $5,000,000 in aggregate principal amount is outstanding following the exchange offers that we commenced in July 2012, July 2013 and February 2014.

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange all old securities that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue new securities of each series in exchange for an equal principal amount of outstanding old securities of the corresponding series accepted in the exchange offers. Holders may tender their old securities only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. Subject to these requirements, you may tender less than the aggregate principal amount of any series of old securities you hold, as long as you appropriately indicate this fact in your acceptance of the exchange offers.

We are sending this prospectus to all holders of record of the 2020 old securities, the 2025 old securities, the 2026 old securities, the 2044 old securities and the 2046 old securities as of             , 2016. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of old securities are entitled to participate in the exchange offers. Only holders of old securities, their legal representatives or their attorneys-in-fact may participate in the exchange offers.

The exchange offers are not conditioned upon any minimum principal amount of old securities being tendered for exchange. However, our obligation to accept old securities for exchange is subject to certain conditions as set forth below under “—Conditions to the Exchange Offers.”

Any holder of old securities that is an “affiliate” of Petróleos Mexicanos or an “affiliate” of any of the guarantors may not participate in the exchange offers. We use the term “affiliate” as defined in Rule 405 of the Securities Act. We believe that, as of the date of this prospectus, no such holder is an “affiliate” as defined in Rule 405.

We will have formally accepted validly tendered old securities when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving old securities from holders and delivering new securities to them in exchange.

The new securities issued pursuant to the exchange offers will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the new securities on or about             , 2016.

Resale of New Securities

Based on interpretations by the staff of the SEC set forth in no-action letters issued to other issuers, we believe that you may offer for resale, resell or otherwise transfer the new securities issued in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this right to freely offer, resell and transfer exists only if:

•	you are not a broker-dealer who purchased the old securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	you are not an “affiliate” of ours or any of the guarantors, as that term is defined in Rule 405 of the Securities Act; and

•	you are acquiring the new securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the new securities and you have no arrangement or understanding with any person to participate in a distribution of the new securities.

If you acquire new securities in the exchange offers for the purpose of distributing or participating in a distribution of the new securities or you have any arrangement or understanding with respect to the distribution of the new securities, you may not rely on the position of the staff of the SEC enunciated in the no-action letters to Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1988), or interpreted in the SEC interpretative letter to Shearman & Sterling LLP (available July 2, 1993), or similar no-action or interpretative letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities received in exchange for old securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new securities received in exchange for old securities where the broker-dealer acquired the old securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

Expiration Date; Extensions; Amendments

The exchange offers will expire on             , 2016, at 5:00 p.m., New York City time, unless we extend the exchange offers. If we extend them, the exchange offers will expire on the latest date and time to which they are extended.

If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•	delay accepting any old securities tendered,

•	extend the exchange offers, and

•	amend the terms of the exchange offers in any manner.

If we amend the terms of the exchange offers, we will promptly disclose the amendments in a new prospectus that we will distribute to the registered holders of the old securities. The term “registered holder” as used in this prospectus with respect to the old securities means any person in whose name the old securities are registered on the books of the trustee.

If the exchange offers are extended, we will notify the Luxembourg Stock Exchange of the new expiration date.

Holders’ Deemed Representations, Warranties and Undertakings

By tendering your old securities pursuant to the terms of the exchange offers, you are deemed to make certain acknowledgments, representations, warranties and undertakings to the issuer and the exchange agent, including that, as of the time of your tender and on the settlement date:

1.	any new securities you receive in exchange for old securities tendered by you in the exchange offers will be acquired in the ordinary course of business by you;

2.	you own, or have confirmed that the party on whose behalf you are acting owns, the old securities being offered, and have the full power and authority to offer for exchange the old securities offered by you, and that if the same are accepted for exchange by the issuer pursuant to the exchange offers, the issuer will acquire good and marketable title thereto on the settlement date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

3.	if you or any such other holder of old securities is not a broker-dealer, neither you nor such other person is engaged in, or intends to engage in, a distribution of the new securities;

4.	neither you nor any person who will receive the new securities has any arrangement or understanding with any person to participate in a distribution of the new securities;

5.	you are not an “affiliate” of the issuer or any of the guarantors, as that term is defined in Rule 405 of the Securities Act;

6.	if you or any such other holder of old securities is a broker-dealer, you will receive new securities for your own account in exchange for old securities that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of such new securities. However, by so acknowledging and by delivering a prospectus, you or such other person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

7.	the exchange offers are being made in reliance upon existing interpretations by the staff of the SEC set forth in interpretive letters issued to parties unrelated to the issuer that the new securities issued in exchange for the old securities pursuant to the exchange offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the issuer or any of the guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new securities are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of such new securities;

8.	you acknowledge that your exchange offer constitutes an irrevocable offer to exchange the old securities specified therein for new securities, on the terms and subject to the conditions of the exchange offers (and subject to the issuer’s right to terminate or amend the exchange offers and to your right to withdraw your acceptance prior to 5:00 p.m., New York City time, on the expiration date, in either case in the manner specified in this prospectus);

9.	all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the issuer, in its sole discretion, which determination shall be final and binding;

10.	you will, upon request, execute and deliver any additional documents deemed by the exchange agent or the issuer to be necessary or desirable to complete such exchange;

11.

(a) if your old securities are held through an account at DTC, you have (1) delivered your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility maintained by DTC and (2) you have transmitted your acceptance of the exchange offers to DTC electronically through DTC’s ATOP system in accordance with DTC’s normal procedures; or

(b) if your old securities are held through an account at Euroclear or Clearstream Banking, société anonyme (Clearstream, Luxembourg), you have delivered or caused to be delivered instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their normal procedures, to take the steps referred to in clause (a) above with respect to your old securities; and

12.	you authorize the exchange agent, DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, to take those actions specified in this prospectus with respect to the old securities that are the subject of the exchange offers.

Procedures for Tendering Old Securities

Old securities can only be tendered by a financial institution that is a participant in the book-entry transfer system of DTC. All of the old securities are issued in the form of global securities that trade in the book-entry systems of DTC, Euroclear and Clearstream, Luxembourg.

If you are a DTC participant and you wish to tender your old securities in the exchange offers, you must:

1.	transmit your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date; and

2.	acknowledge and agree to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic transmission of an agent’s message via DTC’s ATOP system.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgment from you as the participating holder tendering old securities. We may enforce this agreement against you.

If you are not a direct participant in DTC and hold your old securities through a DTC participant or the facilities of Euroclear or Clearstream, Luxembourg, you or the custodian through which you hold your old securities must submit, in accordance with the procedures of DTC, Euroclear or Clearstream, Luxembourg computerized instructions to DTC, Euroclear or Clearstream, Luxembourg to transfer your old securities to the exchange agent’s account at DTC and make, on your behalf, the acknowledgments, representations, warranties and undertakings set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic submission of an agent’s message via DTC’s ATOP system.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for any DTC participant or custodian through which you hold your securities, Euroclear or Clearstream, Luxembourg, as applicable, to arrange for the timely electronic delivery of your old securities and submission of an agent’s message through DTC’s ATOP system.

Delivery of instructions to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any old securities or other documents to us.

If you are a beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old securities in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of old securities and our acceptance of them as part of the exchange offers will constitute an agreement between you and Petróleos Mexicanos under which both of us accept the terms and conditions contained in this prospectus.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all old securities that are not properly tendered or any old securities which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to particular old securities or particular holders of old securities either before or after the expiration date.

Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of old securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old securities for exchange, we will not incur any liability for failure to give notification. We will not consider old securities to have been tendered until any defects or irregularities have been cured or waived.

Acceptance of Old Securities for Exchange; Delivery of New Securities

After all the conditions to the exchange offers have been satisfied or waived, we will accept any and all old securities that are properly tendered before 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities that we issue in the exchange offers promptly after expiration of the exchange offers. For purposes of the exchange offers, we will have formally accepted validly tendered old securities when we give written notice of acceptance to the exchange agent.

We will issue new securities in exchange for old securities only after the exchange agent’s timely receipt of:

•	a confirmation of a book-entry transfer of the old securities into the exchange agent’s DTC account; and

•	an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings.”

However, we reserve the absolute right to waive any defects or irregularities in any tenders of old securities for exchange. If we do not accept any tendered old securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offers.

Withdrawal of Tenders

Unless we have already accepted the old securities under the exchange offers, you may withdraw your tendered old securities at any time before 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the old securities for exchange and before 5:00 p.m., New York City time, on the scheduled expiration date. Notices of withdrawal must:

1.	specify the name of the person who deposited the old securities to be withdrawn;

2.	identify the series of old securities to be withdrawn, including the principal amount of such old securities; and

3.	be signed electronically by the holder in the same manner as the original signature by which the holder tendered the old securities.

We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider old securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offers. Any old securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any old securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering Old Securities” above.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically.

Conditions to the Exchange Offers

Notwithstanding any other terms of the exchange offers or any extension of the exchange offers, there are some circumstances in which we are not required to accept old securities for exchange or issue new securities in exchange for them. In these circumstances, we may terminate or amend the exchange offers as described above before accepting old securities. We may take these steps if:

•	we determine that we are not permitted to effect the exchange offers because of any change in law or applicable interpretations by the SEC;

•	a stop order is in effect or has been threatened with respect to the exchange offers or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (which we refer to as the Trust Indenture Act); provided that we use our best efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or

•	we determine in our reasonable judgment that our ability to proceed with the exchange offers may be materially impaired because of changes in the SEC staff’s interpretations.

If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

•	refuse to accept any old securities and return all tendered securities to the tendering holders;

•	extend the exchange offers and retain all old securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “—Withdrawal of Tenders”); or

•	waive the unsatisfied conditions of the exchange offers and accept all validly tendered old securities that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offers, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offers for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offers would otherwise expire during that period.

Consequences of Failure to Exchange

You will not be able to exchange old securities for new securities under the exchange offers if you do not tender your old securities by the expiration date. After the exchange offers expire, holders may not offer or sell their untendered old securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act. However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered old securities, as discussed below under “—Shelf Registration Statement.”

The Exchange Agent; Luxembourg Listing Agent

Deutsche Bank Trust Company Americas is the exchange agent. All tendered old securities and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “—Procedures for Tendering Old Securities.” You should address questions, requests for assistance and requests for additional copies of this prospectus and other related documents to the exchange agent as follows:

DB Services Americas, Inc.

Trust and Security Services

Attention: Reorg Department

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

USA

Phone: (877) 843-9767

You may also obtain additional copies of this prospectus from our Luxembourg listing agent at the following address:

KBL European Private Bankers S.A.

43 Boulevard Royal

L-2955 Luxembourg

Fees and Expenses

We will pay all expenses related to our performance of the exchange offers, including:

•	all SEC registration and filing fees and expenses;

•	all costs related to compliance with federal securities and state “blue sky” laws;

•	all printing expenses;

•	all fees and disbursements of our attorneys; and

•	all fees and disbursements of our independent certified public accountants.

The initial purchasers have agreed to reimburse us for some of these expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offers.

Transfer Taxes

We will pay all transfer taxes incurred by you as a holder tendering your old securities for exchange under the exchange offers. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•	you instruct us to register the new securities in someone else’s name; or

•	you request that we return untendered or withdrawn old securities or old securities not accepted in the exchange offers to someone else.

Shelf Registration Statement

Under each of the exchange and registration rights agreements that we entered into with the initial purchasers of the 2025 old securities and the 2044 old securities and with the initial purchasers of the 2020 old securities, the 2026 old securities and the 2046 old securities, we are obligated in some situations to file a shelf registration statement under the Securities Act covering holders’ resales of those old securities. We have agreed to use our best efforts to cause a shelf registration statement to become effective if:

1.	we cannot file the exchange offer registration statement or issue the new securities because the applicable exchange offers are no longer permitted by applicable law or applicable SEC policy;

2.	for any other reason, we fail to complete the exchange offers within the time period set forth in the exchange and registration rights agreement; or

3.	any holder of the 2020 old securities, the 2025 old securities, the 2026 old securities, the 2044 old securities or the 2046 old securities notifies us less than 20 days after the exchange offers are completed that:

•	a change in applicable law or SEC policy prevents it from reselling the new securities to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales;

•	it is an initial purchaser and owns old securities purchased directly from us or an affiliate of ours; or

•	the holders of a majority of the relevant series of old securities are not allowed to resell to the public the new securities acquired in the exchange offers without restriction under the Securities Act or applicable “blue sky” or state securities laws.

If we are obligated to file a shelf registration statement, we will at our own expense use our best efforts to file it within 30 days after the filing obligation arises (but in no event before August 1 or after September 30 of any calendar year).

We will use our best efforts to have the SEC declare the shelf registration statement effective within 60 days after we are required to file the shelf registration statement, and to keep the shelf registration statement effective and to amend and supplement the prospectus contained in it to permit any holder of securities covered by it to deliver that prospectus for use in connection with any resale until the earlier of one year after the effective date of the registration statement (or a shorter period under certain circumstances) or such time as all of the securities covered by the shelf registration statement have been sold pursuant thereto or may be sold pursuant to Rule 144(d) under the Securities Act if held by a non-affiliate of the issuer. Nonetheless, we will not be required to cause the shelf registration statement to be declared effective by the SEC or keep it effective, supplemented or amended during any period prior to August 1 or after September 30 of any calendar year.

In the event that a shelf registration statement is filed, we will provide each holder of old securities that cannot be transferred freely with copies of the prospectus that is part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions that are required to permit unrestricted resales of the new securities. A holder that sells old securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the exchange and registration rights agreements that are applicable to that holder (including certain indemnification rights and obligations).

In order to be eligible to sell its securities pursuant to the shelf registration statement, a holder must comply with our request for information about the holder which we may, as required by the SEC, include in the shelf registration statement within 15 days after receiving our request.

Additional Interest

Under the exchange and registration rights agreements that we entered into on October 15, 2014 and January 23, 2015, we must pay additional interest as liquidated damages to holders of old securities of the relevant series in the event of any of the following registration defaults:

1.	we do not file the exchange offer registration statement or shelf registration statement in lieu thereof, on or before September 30, 2015;

2.	the exchange offer registration statement or shelf registration statement in lieu thereof is not declared effective by the SEC on or before March 1, 2016;

3.	we fail to consummate the exchange offer for the relevant series of old securities by April 5, 2016;

4.	a shelf registration statement required to be filed pursuant to the exchange and registration rights agreements is not filed on or before the date specified for its filing;

5.	a shelf registration statement otherwise required to be filed is not declared effective on or before the date specified in the exchange and registration rights agreement; or

6.	the shelf registration statement is declared effective but subsequently, subject to certain limited exceptions, ceases to be effective at any time that we and the guarantors are obligated to maintain its effectiveness.

After a registration default occurs, we will increase the interest rate on the 2020 old securities, the 2025 old securities, the 2026 old securities, the 2044 old securities or the 2046 old securities, as applicable, by 0.25% per year over the rate stated on the face of the old securities for each 90-day period during which the registration default continues, up to a maximum increase of 1.00% per year over the original rate; provided that such additional interest will cease to accrue on the later of (i) the date on which the old securities of the relevant series become freely transferable pursuant to Rule 144 under the Securities Act and (ii) the date on which the Barclays Capital Inc. U.S. Aggregate Bond Index is modified to permit the inclusion of freely transferable securities that have not been registered under the Securities Act. We call this increase in the interest rate “additional interest.” Our obligation to pay additional interest will cease once we have cured the registration defaults and the applicable interest rate on each affected series of old securities will revert to the original rate.

DESCRIPTION OF THE NEW SECURITIES

General

This is a summary of the material terms of the new securities and the indenture dated January 27, 2009 between Petróleos Mexicanos and the trustee. Because this is a summary, it does not contain the complete terms of the new securities and the indenture, and may not contain all the information that you should consider before investing in the new securities. A copy of the indenture has been incorporated by reference into the registration statement, which includes this prospectus. We urge you to closely examine and review the indenture itself. See “Available Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: 1630

New York, NY 10005

USA

Attn: Corporates Team, Petróleos Mexicanos

Facsimile: (732) 578-4635

With a copy to:

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

Trust and Agency Services

100 Plaza One—6th Floor

MSJCY03-0699

Jersey City, NJ 07311-3901

USA

Attn: Corporates Team, Petróleos Mexicanos

Facsimile: (732) 578-4635

and at the office of the Luxembourg paying and transfer agent, which is located at:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-2115 Luxembourg

Ref: Coupon Paying Dept.

Fax: (352) 473136

Prior to June 24, 2014, the issuer had entered into three supplements to the indenture—the first dated as of June 2, 2009, the second dated as of October 13, 2009 and the third dated as of April 10, 2012—relating to the appointment of agents, the terms of which are not material to the holders of the securities.

On June 24, 2014, after obtaining the written consent of holders of a majority in aggregate principal amount then outstanding of each series of securities issued pursuant to the indenture, the issuer entered into a fourth supplement to the indenture that amended an event of default provision relating to its characterization as a legal entity under Mexican law and to its exclusive authority to participate on behalf of the Mexican Government in the oil and gas sector in Mexico. On October 15, 2014, the issuer entered into a fifth supplement to the indenture that amended this event of default for all securities issued pursuant to the indenture on or after the date of the fifth supplemental indenture. On December 8, 2015, the issuer entered into a sixth supplement to the indenture relating to the appointment of additional agents, the terms of which are not material to the holders of the securities. See “—Events of Default; Waiver and Notice—11. Control, dissolution, etc.” below for a description of the amended event of default.

We will issue each series of the new securities under the indenture. The form and terms of the new securities of each series will be identical in all material respects to the form and terms of the old securities of the corresponding series, except that:

•	we will register the new securities under the Securities Act and therefore they will not bear legends restricting their transfer;

•	holders of the new securities will not receive some of the benefits of the exchange and registration rights agreement; and

•	we will not issue the new securities under our medium-term note program.

We will issue the new securities only in fully registered form, without coupons and in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

The new securities will mature on:

•	July 23, 2020, in the case of the 2020 new securities.

•	January 15, 2025, in the case of the 2025 new securities.

•	January 23, 2026, in the case of the 2026 new securities.

•	June 27, 2044, in the case of the 2044 new securities.

•	January 23, 2046, in the case of the 2046 new securities.

The 2020 new securities will accrue interest at 3.500% per year, accruing from January 23, 2016. We will pay interest on the 2020 new securities on January 23 and July 23 of each year, commencing on July 23, 2016.

The 2025 new securities will accrue interest at 4.250% per year, accruing from January 15, 2016. We will pay interest on the 2025 new securities on January 15 and July 15 of each year, commencing on July 15, 2016.

The 2026 new securities will accrue interest at 4.500% per year, accruing from January 23, 2016. We will pay interest on the 2026 new securities on January 23 and July 23 of each year, commencing on July 23, 2016.

The 2044 new securities will accrue interest at 5.50% per year, accruing from December 27, 2015. We pay interest on the 2044 new securities on June 27 and December 27 of each year, commencing on June 27, 2016.

The 2046 new securities will accrue interest at 5.625% per year, accruing from January 23, 2016. We will pay interest on the 2046 new securities on January 23 and July 23 of each year, commencing on July 23, 2016.

We will compute the amount of each interest payment on the basis of a 360-day year consisting of twelve 30-day months.

Consolidation

The 2044 new securities will be consolidated to form a single series with, and will be fully fungible with, the U.S. $2,745,000,000 principal amount of our outstanding 5.50% Bonds due 2044 that we issued in the exchange offers that we commenced in July 2012, July 2013 and February 2014.

Principal and Interest Payments

We will make payments of principal of and interest on the new securities represented by a global security by wire transfer of U.S. dollars to DTC or to its nominee as the registered owner of the new securities, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of DTC and its participants. Neither we nor the trustee or any paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

If the new securities are represented by definitive securities, we will make interest and principal payments to you, as a holder, by wire transfer if:

•	you own at least U.S. $10,000,000 aggregate principal amount of new securities; and

•	not less than 15 days before the payment date, you notify the trustee of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions;

or if:

•	we are making the payments at maturity; and

•	you surrender the new securities at the corporate trust office of the trustee or at the offices of the other paying agents that we appoint pursuant to the indenture.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the register maintained by the trustee on the applicable record date.

We will pay interest payable on the new securities, other than at maturity, to the registered holders at the close of business on the 15th day (whether or not a business day) (a regular record date) before the due date for the payment. Should we not make punctual interest payments, such payments will no longer be payable to the holders of the new securities on the regular record date. Under such circumstances, we may either:

•	pay interest to the persons in whose name the new securities are registered at the close of business on a special record date for the payment of defaulted interest. The trustee will fix the special record date and will provide notice of that date to the holders of the new securities not less than ten days before the special record date; or

•	pay interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the new securities are then listed.

Interest payable at maturity will be payable to the person to whom principal of the new securities is payable.

If any money that the issuer or a guarantor pays to the trustee for principal or interest is not claimed at the end of two years after the payment was due and payable, the trustee will repay that amount to the issuer upon its written request. After that repayment, the trustee will not have any further liability with respect to the payment. However, the issuer’s obligation to pay the principal of and interest on the new securities, and the obligations of the guarantors on their respective guaranties with respect to that payment, will not be affected by that repayment. Unless otherwise provided by applicable law, your right to receive payment of principal of any new security (whether at maturity or otherwise) or interest will become void at the end of five years after the due date for that payment.

If the due date for the payment of principal, interest or additional amounts with respect to any new security falls on a Saturday or Sunday or another day on which the banks in New York are authorized to be closed, then holders will have to wait until the next business day to receive payment. You will not be entitled to any extra interest or payment as a result of that delay.

Paying and Transfer Agents

We will pay principal of the new securities, and holders of the new securities may present them for registration of transfer or exchange, at:

•	the corporate trust office of the trustee;

•	the office of the Luxembourg paying and transfer agent; or

•	the office of any other paying agent or transfer agent that we appoint.

With certain limitations that are detailed in the indenture, we may, at any time, change or end the appointment of any paying agent or transfer agent with or without cause. We may also appoint another, or additional, paying agent or transfer agent, as well as approve any change in the specified offices through which those agents act. In any event, however:

•	at all times we must maintain a paying agent, transfer agent and registrar in New York, New York, and

•	if and for as long as the new securities are traded on the Euro MTF market of the Luxembourg Stock Exchange, and if the rules of that stock exchange require, we must have a paying agent and a transfer agent in Luxembourg.

We have initially appointed the trustee at its corporate trust office as principal paying agent, transfer agent, authenticating agent and registrar for all of the new securities. The trustee will keep a register in which we will provide for the registration of transfers of the new securities.

We will give you notice of any of these terminations or appointments or changes in the offices of the agents in accordance with “—Notices” below.

Guaranties

Guaranties. On July 29, 1996, Pemex-Exploración y Producción (Pemex-Exploration and Production), Pemex-Refinación (Pemex-Refining) and Pemex-Gas y Petroquímica Básica (Pemex-Gas and Basic Petrochemicals), each a decentralized public entity of the Mexican Government, entered into a guaranty agreement with the issuer, which we refer to as the guaranty agreement, pursuant to which these subsidiary entities became jointly and severally liable with the issuer for payment obligations incurred by the issuer under any international financing agreement entered into by the issuer that the issuer designates as being entitled to the benefit of the guaranty agreement in a certificate of designation. As of November 1, 2015, pursuant to (i) the Petróleos Mexicanos Law, (ii) the resolution adopted by the Board of Directors of Petróleos Mexicanos at the meeting held on November 18, 2014 and (iii) the creation resolutions corresponding to each of Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Drilling and Services, Pemex Logistics and Pemex Cogeneration and Services that were approved by the Board of Directors of Petróleos Mexicanos on March 27, 2015, all of the rights and obligations of Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals under the guaranty agreement were automatically assumed by Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Drilling and Services, Pemex Logistics and Pemex Cogeneration and Services as a matter of Mexican law. For more information about the guarantors, including their creation, see “Item 4—Information on the Company—History and Development—Energy Reform” in the Form 20-F and “Energy Reform” in the January 6-K.

Accordingly, as of November 1, 2015, each of Pemex Exploration and Production, Pemex Industrial Transformation, Pemex Drilling and Services, Pemex Logistics and Pemex Cogeneration and Services is jointly and severally liable with the issuer for all payment obligations incurred by the issuer under any international financing agreement entered into by the issuer, pursuant to the guaranty agreement. This liability extends only to those payment obligations that the issuer designates as being entitled to the benefit of the guaranty agreement in a certificate of designation.

The issuer has designated both the indenture and the new securities as benefiting from the guaranty agreement in certificates of designation dated October 15, 2014 and January 23, 2015. Accordingly, each of the guarantors will be unconditionally liable for the payment of the principal of and interest on the new securities as and when they become due and payable, whether at maturity, by declaration of acceleration or otherwise. Under the terms of the guaranty agreement, each guarantor will be jointly and severally liable for the full amount of each payment under the new securities. Although the guaranty agreement may be terminated in the future, the guaranties will remain in effect with respect to all agreements designated prior to such termination until all amounts payable under such agreements have been paid in full, including, with respect to the new securities, the entire principal thereof and interest thereon. Any amendment to the guaranty agreement which would affect the rights of any party to or beneficiary of any designated international financing agreement (including the new securities and the indenture) will be valid only with the consent of each such party or beneficiary (or percentage of parties or beneficiaries) as would be required to amend such agreement.

Ranking of New Securities and Guaranties

The new securities will be direct, unsecured and unsubordinated public external indebtedness of the issuer. All of the new securities will be equal in the right of payment with each other.

The payment obligations of the issuer under the new securities will rank equally with all of its other present and future unsecured and unsubordinated public external indebtedness for borrowed money. The guaranty of the new securities by each guarantor will be direct, unsecured and unsubordinated public external indebtedness of such guarantor and will rank equal in the right of payment with each other and with all other present and future unsecured and unsubordinated public external indebtedness for borrowed money of such guarantor.

The new securities are not obligations of, or guaranteed by, the Mexican Government.

Additional Amounts

When the issuer or one of the guarantors makes a payment on the new securities or its respective guaranty, we may be required to deduct or withhold present or future taxes, assessments or other governmental charges imposed by Mexico or a political subdivision or taxing authority of or in Mexico (which we refer to as Mexican withholding taxes). If this happens, the issuer, or in the case of a payment by a guarantor, the applicable guarantor, will pay the holders of the new securities of the relevant series such additional amounts as may be necessary to insure that every net payment made by the issuer or a guarantor in respect of the new securities of each series, after deduction or withholding for Mexican withholding taxes, will not be less than the amount actually due and payable on such new securities. However, this obligation to pay additional amounts will not apply to:

1.	any Mexican withholding taxes that would not have been imposed or levied on a holder of new securities were there not some past or present connection between the holder and Mexico or any of its political subdivisions, territories, possessions or areas subject to its jurisdiction, including, but not limited to, that holder:

•	being or having been a citizen or resident of Mexico;

•	maintaining or having maintained an office, permanent establishment or branch in Mexico; or

•	being or having been present or engaged in trade or business in Mexico, except for a connection arising solely from the mere ownership of, or the receipt of payment under, the new securities;

2.	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

3.	any Mexican withholding taxes that are imposed or levied because the holder failed to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is imposed or required by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican withholding taxes, but only if we have given written notice to the trustee with respect to these reporting requirements at least 60 days before:

•	the first payment date to which this paragraph (3) applies; and

•	in the event the requirements change, the first payment date after a change in the reporting requirements to which this paragraph (3) applies;

4.	any Mexican withholding taxes imposed at a rate greater than 4.9%, if a holder has failed to provide, on a timely basis at our reasonable request, any information or documentation (not included in paragraph (3) above) concerning the holder’s eligibility, if any, for benefits under an income tax treaty to which Mexico is a party that is necessary to determine the appropriate deduction or withholding rate of Mexican withholding taxes under that treaty;

5.	any Mexican withholding taxes that would not have been imposed if the holder had presented its new security for payment within 15 days after the date when the payment became due and payable or the date payment was provided for, whichever is later;

6.	any payment to a holder who is a fiduciary, partnership or someone other than the sole beneficial owner of the payment, to the extent that the beneficiary or settlor with respect to the fiduciary, a member of the partnership or the beneficial owner of the payment would not have been entitled to the payment of the additional amounts had the beneficiary, settlor, member or beneficial owner actually been the holder of the new security;

7.	any withholding tax or deduction imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive; or

8.	a new security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant new security to another paying and transfer agent in a member state of the European Union.

All references in this prospectus to principal of and interest on new securities, unless the context otherwise requires, mean and include all additional amounts, if any, payable on the new securities.

The limitations contained in paragraphs (3) and (4) above will not apply if the reporting requirements described in those paragraphs would be materially more onerous, in form, procedure or the substance of the information disclosed, to the holder or beneficial owner of the new securities, than comparable information or other applicable reporting requirements under U.S. federal income tax law (including the United States-Mexico income tax treaty, as defined under “Taxation” below), enacted or proposed regulations and administrative practice. When looking at the comparable burdens, we will take into account the relevant differences between U.S. and Mexican law, regulations and administrative practice.

In addition, paragraphs (3) and (4) above will not apply if Article 195, Section II, paragraph a) of the Mexican Income Tax Law, or a substantially similar future rule, is in effect, unless:

•	the reporting requirements in paragraphs (3) and (4) above are expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph a) or a substantially similar future rule, and we cannot get the necessary information or satisfy any other reporting requirements on our own through reasonable diligence and we would otherwise meet the requirements to apply Article 195, Section II, paragraph a) or a substantially similar future rule; or

•	in the case of a holder or beneficial owner of a new security that is a pension fund or other tax-exempt organization, if that entity would be subject to a lesser Mexican withholding tax than provided in Article 195, Section II, paragraph a) if the information required in paragraph (4) above were furnished.

We will not interpret paragraph (3) or (4) above to require a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other holder or beneficial owner of the new securities to register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding taxes.

Upon written request, we will provide the trustee, the holders and the paying agent with a certified or authenticated copy of an original receipt of the payment of Mexican withholding taxes which the issuer or a guarantor has withheld or deducted from any payments made under or with respect to the new securities or the guaranties, as the case may be.

If we pay additional amounts with respect to the new securities that are based on rates of deduction or withholding of Mexican withholding taxes that are higher than the applicable rate, and the holder is entitled to make a claim for a refund or credit of this excess, then by accepting the new security, the holder shall be deemed to have assigned and transferred all rights, title and interest to any claim for a refund or credit of this excess to the issuer or the applicable guarantor, as the case may be. However, by making this assignment, you do not promise that we will be entitled to that refund or credit and you will not incur any other obligation with respect to that claim.

Tax Redemption

The issuer has the option to redeem any or all series of new securities in whole, but not in part, at par at any time, together with interest accrued to, but excluding, the date fixed for redemption, if:

1.	the issuer certifies to the trustee immediately prior to giving the notice that the issuer or a guarantor has or will become obligated to pay greater additional amounts than the issuer or such guarantor would have been obligated to pay if payments (including payments of interest) on the new securities or payments under the guaranties with respect to the new securities were subject to withholding tax at a rate of 10%, because of a change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any of its political subdivisions or taxing authorities affecting taxation, or any change in, or amendment to, an official interpretation or application of such laws, regulations or rulings, that becomes effective on or after the date of original issuance of the series of old securities corresponding to the series of new securities to be redeemed; and

2.	before publishing any notice of redemption, the issuer delivers to the trustee a certificate signed by the issuer stating that the issuer or the applicable guarantor cannot avoid the obligation referred to in paragraph (1) above, despite taking reasonable measures available to it. The trustee is entitled to accept this certificate as sufficient evidence of the satisfaction of the requirements of paragraph (1) above.

We can exercise our redemption option by giving the holders of the new securities irrevocable notice not less than 30 but not more than 60 days before the date of redemption. Once accepted, a notice of redemption will be conclusive and binding on the holders of the new securities of the relevant series. We may not give a notice of redemption earlier than 90 days before the earliest date on which the issuer or a guarantor would have been obligated to pay additional amounts as described in paragraph (1) above, and at the time we give that notice, our obligation to pay additional amounts must still be in effect.

Redemption of the New Securities at the Option of the Issuer

The issuer will have the right at its option to redeem any or all series of the new securities, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the applicable Make-Whole Amount (as defined below), plus accrued interest on the principal amount of the new securities to be redeemed to the date of redemption. “Make-Whole Amount” means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the new securities to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points (for the 2020 new securities), 30 basis points (for the 2025 new securities), 40 basis points (for the 2026 new securities), 50 basis points (for the 2044 new securities) or 50 basis points (for the 2046 new securities) over (ii) the principal amount of the new securities.

For this purpose:

“Treasury Rate” means, with respect to any redemption date and series of new securities, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity of the applicable Comparable Treasury Issue, assuming a price for that Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of the Comparable Treasury Issue for such redemption date.

“Comparable Treasury Issue” means, with respect to a series of new securities to be redeemed, the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of those new securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of those new securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by the issuer.

“Comparable Treasury Price” means, with respect to any redemption date and series of new securities, the average of the applicable Reference Treasury Dealer Quotations (as defined below) for such redemption date.

“Reference Treasury Dealer” means (1) in the case of the 2020 new securities, the 2026 new securities and the 2046 new securities, each of Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Morgan Stanley & Co. LLC or their affiliates which are primary United States government securities dealers, and their respective successors; (2) in the case of the 2025 new securities, each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates which are primary United States government securities dealers, and their respective successors, and three other primary United States government securities dealers in the City of New York designated by the issuer; and (3) in the case of the 2044 new securities, each of Barclays Capital Inc., J.P. Morgan Securities LLC, Santander Investment Securities Inc. and Banco Bilbao Vizcaya Argentaria, S.A. or their affiliates which are primary United States government securities dealers, and their respective successors; provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), the issuer will substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each applicable Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding that redemption date.

Negative Pledge

The issuer will not create or permit to exist, and will not allow its subsidiaries or the guarantors or any of their respective subsidiaries to create or permit to exist, any security interest in their crude oil or receivables in respect of crude oil to secure:

•	any of its or their public external indebtedness;

•	any of its or their guarantees in respect of public external indebtedness; or

•	the public external indebtedness or guarantees in respect of public external indebtedness of any other person;

without at the same time or prior thereto securing the new securities of each series equally and ratably by the same security interest or providing another security interest for the new securities as shall be approved by the holders of at least 66 2/3% in aggregate principal amount of the outstanding (as defined in the indenture) securities of each affected series.

However, the issuer and its subsidiaries, and the guarantors and their respective subsidiaries, may create or permit to subsist a security interest upon its or their crude oil or receivables in respect of crude oil if:

1.	on the date the security interest is created, the total of:

•	the amount of principal and interest payments secured by oil receivables due during that calendar year under receivable financings entered into on or before that date; plus

•	the total revenues in that calendar year from the sale of crude oil or natural gas transferred, sold, assigned or disposed of in forward sales that are not government forward sales entered into on or before that date; plus

•	the total amount of payments of the purchase price of crude oil, natural gas or petroleum products foregone in that calendar year as a result of all advance payment arrangements entered into on or before that date;

is not greater than U.S. $4,000,000,000 (or its equivalent in other currencies) minus the amount of government forward sales in that calendar year;

2.	the total outstanding amount in all currencies at any one time of all receivables financings, forward sales (other than government forward sales) and advance payment arrangements is not greater than U.S. $12,000,000,000 (or its equivalent in other currencies); and

3.	the issuer furnishes a certificate to the trustee certifying that, on the date of the creation of the security interest, there is no default under any of the financing documents that are identified in the indenture resulting from a failure to pay principal or interest.

For a more detailed description of paragraph (3) above, you may look to the indenture.

The negative pledge does not restrict the creation of security interests over any assets of the issuer or its subsidiaries or of the guarantors or any of their respective subsidiaries other than crude oil and receivables in respect of crude oil. Under Mexican law, all domestic reserves of crude oil belong to Mexico and not to PEMEX, but the issuer (together with the guarantors) has been established with the purpose of exploiting the Mexican petroleum and gas reserves, including the production of oil and gas, oil products and basic petrochemicals.

In addition, the negative pledge does not restrict the creation of security interests to secure obligations of the issuer, the guarantors or their subsidiaries payable in pesos. Further, the negative pledge does not restrict the creation of security interests to secure any type of obligation (e.g., commercial bank borrowings) regardless of the currency in which it is denominated, other than obligations similar to the new securities (e.g., issuances of debt securities).

Events of Default; Waiver and Notice

If an event of default occurs and is continuing with respect to any series of new securities, then the trustee, if so requested in writing by holders of at least one-fifth in principal amount of the outstanding new securities of that series, shall give notice to the issuer that the new securities of that series are, and they shall immediately become, due and payable at their principal amount together with accrued interest. Each of the following is an “event of default” with respect to a series of new securities:

1.	Non-Payment: any payment of principal of any of the new securities of that series is not made when due and the default continues for seven days after the due date, or any payment of interest on the new securities of that series is not made when due and the default continues for fourteen days after the due date;

2.	Breach of Other Obligations: the issuer fails to perform, observe or comply with any of its other obligations under the new securities of that series, which cannot be remedied, or if it can be remedied, is not remedied within 30 days after the trustee gives written notice of the default to the issuer and the guarantors;

3.	Cross-Default: the issuer or any of its material subsidiaries (as defined in “—Certain Definitions” below) or any of the guarantors or any of their respective material subsidiaries defaults in the payment of principal of or interest on any of their public external indebtedness or on any public external indebtedness guaranteed by them in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent in other currencies, and such default continues past any applicable grace period;

4.	Enforcement Proceedings: any execution or other legal process is enforced or levied on or against any substantial part of the property, assets or revenues of the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries, and that execution or other process is not discharged or stayed within 60 days;

5.	Security Enforced: an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed for, all or any substantial part of the property, assets or revenues of the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries;

6.	The issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries:

•	becomes insolvent;

•	is generally not able to pay its debts as they mature;

•	applies for, or consents to or permits the appointment of, an administrator, liquidator, receiver or similar officer of it or of all or any substantial part of its property, assets or revenues;

•	institutes any proceeding under any law for a readjustment or deferment of all or a part of its obligations for bankruptcy, concurso mercantil, reorganization, dissolution or liquidation;

•	makes or enters into a general assignment, arrangement or composition with, or for the benefit of, its creditors; or

•	stops or threatens to cease carrying on its business or any substantial part thereof;

7.	Winding Up: an order is entered for, or the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries passes an effective resolution for, winding up any such entity;

8.	Moratorium: a general moratorium is agreed or declared with respect to any of the external indebtedness of the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries;

9.	Authorizations and Consents: the issuer or any of the guarantors does not take, fulfill or obtain, within 30 days of its being so required, any action, condition or thing (including obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) that is required in order to:

•	enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the new securities of that series and the indenture;

•	enable any of the guarantors lawfully to enter into, perform and comply with its obligations under the guaranty agreement relating to the new securities of that series, the related guaranties or the indenture; and

•	ensure that the obligations of the issuer and the guarantors under the new securities, the indenture and the guaranty agreement are legally binding and enforceable;

10.	Illegality: it is or becomes unlawful for:

•	the issuer to perform or comply with one or more of its obligations under the new securities of that series or the indenture; or

•	any of the guarantors to perform or comply with any of its obligations under the guaranty agreement relating to the new securities of that series or the indenture;

11.	Control, dissolution, etc.: the issuer ceases to be a public-sector entity of the Mexican Government or the Mexican Government otherwise ceases to control the issuer or any guarantor; or the issuer or any of the guarantors is dissolved, disestablished or suspends its operations, and that dissolution, disestablishment or suspension is material in relation to the business of the issuer and the guarantors taken as a whole; or the issuer, the guarantors and entities that they control cease to be, in the aggregate, the primary public-sector entities that conduct on behalf of Mexico the activities of exploration, extraction, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, extraction, production and first-hand sale of gas; for purposes of this event of default, the term “primary” refers to the production of at least 75% of the barrels of oil equivalent of crude oil and gas produced by public-sector entities in Mexico;

12.	Disposals:

(A)	the issuer ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, other than:

•	solely in connection with the implementation of the Petróleos Mexicanos Law that took effect on November 29, 2008; or

•	to a guarantor; or

(B)	any guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, and that cessation, sale, transfer or other disposal is material in relation to the business of the issuer and the guarantors taken as a whole;

13.	Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (4) to (7) above; or

14.	Guaranties: the guaranty agreement is not in full force and effect or any of the guarantors claims that it is not in full force and effect.

If any event of default results in the acceleration of the maturity of the securities of any series, the holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul that acceleration at any time before the trustee obtains a judgment for the payment of the money due based on that acceleration. Prior to the rescission and annulment, however, all events of default, other than nonpayment of the principal of the securities of that series which became due only because of the declaration of acceleration, must have been cured or waived as provided for in the indenture.

Under the indenture, the holders of the securities of the relevant series must agree to indemnify the trustee before the trustee is required to exercise any right or power under the indenture at the request of the holders of the securities of that series. The trustee is entitled to this indemnification; provided that its actions are taken with the requisite standard of care during an event of default. The holders of a majority in principal amount of the securities of a series may direct the time, method and place of conducting any proceedings for remedies available to the trustee or exercising any trust or power given to the trustee with respect to the securities of that series. However, the trustee may refuse to follow any direction that conflicts with any law and the trustee may take other actions that are not inconsistent with the holders’ direction.

No holder of any security may institute any proceeding with respect to the indenture or any remedy under the indenture, unless:

1.	that holder has previously given written notice to the trustee of a continuing event of default;

2.	the holders of at least 20% in aggregate principal amount of the outstanding securities of the relevant series have made a written request to the trustee to institute proceedings relating to the event of default;

3.	those holders have offered to the trustee reasonable indemnity against any costs, expenses or liabilities it might incur;

4.	the trustee has failed to institute the proceeding within 60 days after receiving the written notice; and

5.	during the 60-day period in which the trustee has failed to take action, the holders of a majority in principal amount of the outstanding securities of the relevant series have not given any direction to the trustee which is inconsistent with the written request.

These limitations do not apply to a holder who institutes a suit for the enforcement of the payment of principal of or interest on a security on or after the due date for that payment.

The holders of a majority in principal amount of the outstanding securities of a series may, on behalf of the holders of all securities of that series waive any past default and any event of default arising therefrom; provided that a default not theretofore cured in the payment of the principal of or premium or interest on the securities of that series or in respect of a covenant or provision in the indenture the modification of which would constitute a reserved matter (as defined below), may be waived only by a percentage of holders of outstanding securities of that series that would be sufficient to effect a modification, amendment, supplement or waiver of such matter.

The issuer is required to furnish annually to the trustee a statement regarding the performance of its obligations and the guarantors’ obligations under the indenture and any default in that performance.

Purchase of New Securities

The issuer or any of the guarantors may at any time purchase the new securities of any series at any price in the open market, in privately negotiated transactions or otherwise. Securities so purchased by the issuer or any guarantor shall be surrendered to the trustee for cancellation.

Further Issues

We may, without your consent, issue additional securities that have the same terms and conditions as any series of new securities or the same except for the issue price, the issue date and the amount of the first payment of interest, which additional securities may be made fungible with the new securities of that series; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the new securities of the relevant series have as of the date of the issue of the additional securities.

Modification and Waiver

The issuer and the trustee may modify, amend or supplement the terms of the securities of any series or the indenture in any way, and the holders of a majority in aggregate principal amount of the securities of any series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture or the securities allow a holder to make, take or give, when authorized:

•	at a meeting of holders that is properly called and held by the affirmative vote, in person or by proxy (authorized in writing), of the holders of a majority in aggregate principal amount of the outstanding securities of that series that are represented at the meeting; or

•	with the written consent of the holders of the majority (or of such other percentage as stated in the text of the securities with respect to the action being taken) in aggregate principal amount of the outstanding securities of that series.

However, without the consent of the holders of not less than 75% in aggregate principal amount of the outstanding securities of each series affected thereby, no action may:

1.	change the governing law with respect to the indenture, the guaranty, the subsidiary guaranties or the new securities of that series;

2.	change the submission to jurisdiction of New York courts, the obligation to appoint and maintain an authorized agent in the Borough of Manhattan, New York City or the waiver of immunity provisions with respect to the new securities of that series;

3.	amend the events of default in connection with an exchange offer for the new securities of that series;

4.	change the ranking of the new securities of that series; or

5.	change the definition of “outstanding” with respect to the new securities of that series.

Further, without (A) the consent of each holder of outstanding new securities of each series affected thereby or (B) the consent of the holders of not less than 75% in aggregate principal amount of the outstanding new securities of each series affected thereby, and (in the case of this clause (B) only) the certification by the issuer to the trustee that the modification, amendment, supplement or waiver is sought in connection with a general restructuring (as defined below) by Mexico, no such modification, amendment or supplement may:

1.	change the due date for any payment of principal (if any) of or premium (if any) or interest on new securities of that series;

2.	reduce the principal amount of the new securities of that series, the portion of the principal amount that is payable upon acceleration of the maturity of the new securities of that series, the interest rate on the new securities of that series or the premium (if any) payable upon redemption of the new securities of that series;

3.	shorten the period during which the issuer is not permitted to redeem the new securities of that series or permit the issuer to redeem the new securities of that series prior to maturity, if, prior to such action, the issuer is not permitted to do so except as permitted in each case under “—Tax Redemption” and “—Redemption of the New Securities at the Option of the Issuer” above;

4.	change U.S. dollars as the currency in which, or change the required places at which, payment with respect to principal of or interest on the new securities of that series is payable;

5.	modify the guaranty agreement in any manner adverse to the holder of any of the new securities of that series;

6.	change the obligation of the issuer or any guarantor to pay additional amounts on the new securities of that series;

7.	reduce the percentage of the principal amount of the securities of that series, the vote or consent of the holders of which is necessary to modify, amend or supplement the indenture or the new securities of that series or the related guaranties or take other action as provided therein; or

8.	modify the provisions in the indenture relating to waiver of compliance with certain provisions thereof or waiver of certain defaults, or change the quorum requirements for a meeting of holders of the new securities of that series, in each case except to increase any related percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding new security of that series affected by such action.

Holders of the new securities of a series and any old securities of the corresponding series remaining outstanding after the conclusion of the exchange offers will vote together as a single class with respect to all matters affecting them both.

A “general restructuring” by Mexico means a request made by Mexico for one or more amendments or one or more exchange offers by Mexico, each of which affects a matter that would (if made to a term or condition of the new securities) constitute any of the matters described in clauses 1 through 8 in the second preceding paragraph or clauses 1 through 5 of the third preceding paragraph (each of which we refer to as a reserved matter), and that applies to either (1) at least 75% of the aggregate principal amount of outstanding external market debt of Mexico that will become due and payable within a period of five years following the date of such request or exchange offer or (2) at least 50% of the aggregate principal amount of external market debt of Mexico outstanding at the date of such request or exchange offer. For the purposes of determining the existence of a general restructuring, the principal amount of external market debt that is the subject of any such request for amendment by Mexico shall be added to the principal amount of external market debt that is the subject of a substantially contemporaneous exchange offer by Mexico. As used here, “external market debt” means indebtedness of the Mexican Government (including debt securities issued by the Mexican Government) which is payable or at the option of its holder may be paid in a currency other than the currency of Mexico, excluding any such indebtedness that is owed to or guaranteed by multilateral creditors, export credit agencies and other international or governmental institutions.

In determining whether the holders of the requisite principal amount of the outstanding securities of a series have consented to any amendment, modification, supplement or waiver, whether a quorum is present at a meeting of holders of the outstanding securities of a series or the number of votes entitled to be cast by each holder of a security regarding the security at any such meeting, securities owned, directly or indirectly, by Mexico or any public sector instrumentality of Mexico (including the issuer or any guarantor) shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such consent, amendment, modification, supplement or waiver, only securities which a responsible officer of the trustee actually knows to be owned in this manner shall be disregarded. As used in this paragraph, “public sector instrumentality” means Banco de México, any department, ministry or agency of the Mexican Government or any corporation, trust, financial institution or other entity owned or controlled by the Mexican Government or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions instead of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

The issuer and the trustee may, without the vote or consent of any holder of the securities of a series, modify or amend the indenture or the securities of that series for the purpose of:

1.	adding to the covenants of the issuer for the benefit of the holders of the new securities of that series;

2.	surrendering any right or power conferred upon the issuer;

3.	securing the new securities of that series as required in the indenture or otherwise;

4.	curing any ambiguity or curing, correcting or supplementing any defective provision of the indenture or the new securities of that series or the guaranties;

5.	amending the indenture or the new securities of that series in any manner which the issuer and the trustee may determine and that will not adversely affect the rights of any holder of the new securities of that series in any material respect;

6.	reflecting the succession of another corporation to the issuer and the successor corporation’s assumption of the covenants and obligations of the issuer, as the case may be, under the new securities of that series and the indenture; or

7.	modifying, eliminating or adding to the provisions of the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act or under any similar U.S. federal statute enacted in the future or adding to the indenture any additional provisions that are expressly permitted by the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if the consent approves the substance of the proposed amendment, modification, supplement or waiver. After an amendment, modification, supplement or waiver under the indenture becomes effective, we will send to the holders of the affected securities or publish a notice briefly describing the amendment, modification, supplement or waiver. However, the failure to give this notice to all the holders of the relevant securities, or any defect in the notice, will not impair or affect the validity of the amendment, modification, supplement or waiver.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the issuer or any of the guarantors will have any liability for any obligations of the issuer or any of the guarantors under the new securities, the indenture or the guaranty agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, by accepting its new securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new securities. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law, Jurisdiction and Waiver of Immunity

The new securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that authorization and execution of the new securities and the indenture by the issuer will be governed by the laws of Mexico. The payment obligations of the guarantors under the guaranty agreement will be governed by and construed in accordance with the laws of the State of New York.

The issuer and each of the guarantors have appointed the Consul General of Mexico in New York (the Consul General) as their authorized agent for service of process in any action based on the new securities that a holder may institute in any federal court (or, if jurisdiction in federal court is not available, state court) in the Borough of Manhattan, The City of New York by the holder of any new security, and the issuer, each guarantor and the trustee have submitted to the jurisdiction of any such courts in respect of any such action and will irrevocably waive any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and the issuer and each of the guarantors will waive any right to which it may be entitled on account of residence or domicile.

The issuer and each of the guarantors reserve the right to plead sovereign immunity under the Immunities Act in actions brought against them under U.S. federal securities laws or any state securities laws, and the issuer and each of the guarantors’ appointment of the Consul General as their agent for service of process does not include service of process for these types of actions. Without the issuer and each of the guarantors’ waiver of immunity regarding these actions, you will not be able to obtain a judgment in a U.S. court against any of them unless such a court determines that the issuer or a guarantor is not entitled to sovereign immunity under the Immunities Act. However, even if you obtain a U.S. judgment under the Immunities Act, you may not be able to enforce this judgment in Mexico. Moreover, you may not be able to execute on the issuer or any of the guarantors’ property in the United States to enforce a judgment except under the limited circumstances specified in the Immunities Act.

Pursuant to Article 3 of the Código Federal de Procedimientos Civiles (Federal Code of Civil Procedure) and other applicable laws of Mexico, neither the issuer nor any guarantor is entitled to any immunity, whether on the grounds of sovereign immunity or otherwise, from any legal proceedings (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to enforce or collect upon this prospectus or any other liability or obligation of the issuer and/or each of the guarantors related to or arising from the transactions contemplated hereby or thereby in respect of itself or its property, subject to certain restrictions pursuant to applicable law, including (i) the adoption of the Petróleos Mexicanos Law, the Hydrocarbons Law and any other new law or regulation or (ii) any amendment to, or change in the interpretation or administration of, any existing law or regulation, in each case, pursuant to or in connection with the Energy Reform Decree by any governmental authority in Mexico with oversight or authority over the issuer or the guarantors.

Therefore, under certain circumstances, a Mexican court may not enforce a judgment against the issuer or any of the guarantors.

Meetings

The indenture has provisions for calling a meeting of the holders of the new securities. Under the indenture, the trustee may call a meeting of the holders of any series of new securities at any time. The issuer or holders of at least 10% of the aggregate principal amount of the outstanding new securities of a series may also request a meeting of the holders of such new securities by sending a written request to the trustee detailing the proposed action to be taken at the meeting.

At any meeting of the holders of a series of new securities to act on a matter that is not a reserved matter, a quorum exists if the holders of a majority of the aggregate principal amount of the outstanding new securities of that series are present or represented. At any meeting of the holders of a series of new securities to act on a matter that is a reserved matter, a quorum exists if the holders of 75% of the aggregate principal amount of the outstanding new securities of that series are present or represented. However, if the consent of each such holder is required to act on such reserved matter, then a quorum exists only if the holders of 100% of the aggregate principal amount of the outstanding new securities of that series are present or represented.

Any holders’ meeting that has properly been called and that has a quorum can be adjourned from time to time by those who are entitled to vote a majority of the aggregate principal amount of the outstanding new securities of the relevant series that are represented at the meeting. The adjourned meeting may be held without further notice.

Any resolution passed, or decision made, at a holders’ meeting that has been properly held in accordance with the indenture is binding on all holders of the new securities of the relevant series.

Notices

All notices will be given to the holders of the new securities by mail to their addresses as they are listed in the trustee’s register. In addition, for so long as the new securities of a series are admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and the rules of the exchange so require, all notices to the holders of the new securities of that series will be published in a daily newspaper of general circulation in Luxembourg (expected to be the Luxemburger Wort) or, alternatively, on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication is not practicable, notice will be considered to be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Certain Definitions

“Advance payment arrangement” means any transaction in which the issuer, any guarantor or any of their respective subsidiaries receives a payment of the purchase price of crude oil or gas or petroleum products that is not yet earned by performance.

“External indebtedness” means indebtedness which is payable, or at the option of its holder may be paid, (1) in a currency or by reference to a currency other than the currency of Mexico, (2) to a person resident or having its head office or its principal place of business outside Mexico and (3) outside the territory of Mexico.

“Forward sale” means any transaction that involves the transfer, sale, assignment or other disposition by the issuer, any guarantor or any of their respective subsidiaries of any right to payment under a contract for the sale of crude oil or gas that is not yet earned by performance, or any interest in such a contract, whether in the form of an account receivable, negotiable instrument or otherwise.

“Government forward sale” means a forward sale to:

•	Mexico or Banco de México;

•	the Bank for International Settlements; or

•	any other multilateral monetary authority or central bank or treasury of a sovereign state.

“Guarantee” means any obligation of a person to pay the indebtedness of another person, including without limitation:

•	an obligation to pay or purchase that indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide money to pay the indebtedness; or

•	any other agreement to be responsible for the indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Material subsidiaries” means, at any time, (1) each of the guarantors and (2) any subsidiary of the issuer or any of the guarantors having, as of the end of the most recent fiscal quarter of the guarantors, total assets greater than 12% of the total assets of the issuer, the guarantors and their respective subsidiaries on a consolidated basis. As of the date of this prospectus, the only material subsidiaries were the guarantors.

“Oil receivables” means amounts payable to the issuer, any guarantor or any of their respective subsidiaries for the sale, lease or other provision of crude oil or gas, whether or not they are already earned by performance.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having a separate legal personality.

“Petroleum products” means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

“Public external indebtedness” means any external indebtedness which is in the form of, or represented by, notes, bonds or other securities which are at that time being quoted, listed or traded on any stock exchange.

“Receivables financing” means any transaction resulting in the creation of a security interest on oil receivables to secure new external indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the issuer, any guarantor or any of their respective subsidiaries.

“Security interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance, including without limitation any equivalent thereof created or arising under the laws of Mexico.

“Subsidiary” means, in relation to any person, any other person which is controlled directly or indirectly by, or which has more than 50% of its issued capital stock (or equivalent) held or beneficially owned by, the first person and/or any one or more of the first person’s subsidiaries. In this case, “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

BOOK ENTRY; DELIVERY AND FORM

Form

One or more permanent global notes or global bonds, in fully registered form without coupons, will represent the new securities of each series. We refer to the global notes or global bonds as the “global securities.” We will deposit each global security with the trustee at its corporate trust office as custodian for DTC. We will register each global security in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts at DTC, Euroclear and Clearstream, Luxembourg of the holders of old securities participating in the exchange offers or to whichever accounts they direct.

Except in the limited circumstances described below under “—Certificated Securities,” owners of beneficial interests in a global security will not receive physical delivery of new securities in registered, certificated form. We will not issue the new securities in bearer form.

When we refer to a new security in this prospectus, we mean any certificated security and any global security. Under the indenture, only persons who are registered on the books of the trustee as the owners of a new security are considered the holders of the new security. Cede & Co., or its successor, as nominee of DTC, is considered the only holder of a new security represented by a global security. The issuer, the guarantors and the trustee and any of our respective agents may treat the registered holder of a new security as the absolute owner, for all purposes, of that new security whether or not it is overdue.

Global Securities

The statements below include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg that affect transfers of interests in the global securities.

Except as set forth below, a global security may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or that nominee.

Financial institutions will act on behalf of beneficial owners as direct and indirect participants in DTC. Beneficial interests in a global security will be represented, and transfers of those beneficial interests will be effected, through the accounts of those financial institutions. The interests in the global security may be held and traded in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. If investors participate in the DTC, Euroclear or Clearstream, Luxembourg systems, they may hold interests directly in DTC, Euroclear or Clearstream, Luxembourg. If they do not participate in any of those systems, they may indirectly hold interests through an organization that does participate.

At their respective depositaries, both Euroclear and Clearstream, Luxembourg have customers’ securities accounts in their names through which they hold securities on behalf of their participants. In turn, their respective depositaries have, in their names, customers’ securities accounts at DTC through which they hold Euroclear’s and Clearstream, Luxembourg’s respective securities.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York State laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered as required by Section 17A of the Exchange Act.

DTC’s participants include:

•	securities brokers and dealers;

•	banks (including the trustee);

•	trust companies;

•	clearing corporations; and

•	certain other organizations.

Some of DTC’s participants or their representatives own DTC. These participants created DTC to hold their securities and to use electronic book-entry changes to facilitate clearing and settling securities transactions in the participants’ accounts so as to eliminate the need for the physical movement of certificates.

Access to DTC’s book-entry system is also available to others that clear through or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by DTC only through participants.

When we issue the global securities, DTC will use its book-entry registration and transfer system to credit the respective principal amounts of the new securities represented by the global securities to the accounts of the participants designated by the holders of the old securities participating in the exchange offers.

Any person owning a beneficial interest in any of the global securities must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, Luxembourg. If that person is not a participant, that person must rely on the procedures of the participant through which that person owns its interest to exercise any rights of a holder. Owners of beneficial interests in the global securities, however, will not:

•	be entitled to have new securities that represent those global securities registered in their names, receive or be entitled to receive physical delivery of the new securities in certificated form; or

•	be considered the holders under the indenture or the new securities.

We understand that it is existing industry practice that if an owner of a beneficial interest in a global security wants to take any action that Cede & Co., as the holder of the global security, is entitled to take, Cede & Co. would authorize the participants to take the desired action, and the participants would authorize the beneficial owners to take the desired action or would otherwise act upon the instructions of the beneficial owners who own through them.

DTC may grant proxies or otherwise authorize DTC participants (or persons holding beneficial interests in the new securities through DTC participants) to exercise any rights of a holder or to take any other actions which a holder is entitled to take under the indenture or the new securities. Under its usual procedures, DTC would mail an omnibus proxy to us assigning Cede & Co.’s consenting or voting rights to the DTC participants to whose accounts the new securities are credited.

Euroclear or Clearstream, Luxembourg will take any action a holder may take under the indenture or the new securities on behalf of its participants, but only in accordance with their relevant rules and procedures, and subject to their depositaries’ ability to effect any actions on their behalf through DTC.

We will allow owners of beneficial interests in the global securities to attend holders’ meetings and to exercise their voting rights in respect of the principal amount of new securities that they beneficially own, if they:

1.	obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream, Luxembourg participant stating the principal amount of new securities beneficially owned by such person; and

2.	deposit that certificate with us at least three business days before the date on which the relevant meeting of holders is to be held.

Certificated Securities

If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a global security, or if it ceases to be a “clearing agency” registered under the Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice from the depositary to that effect, then we will issue or cause to be issued, authenticate and deliver certificated securities, in registered form, in exchange for the global securities. In addition, we may determine that any global security will be exchanged for certificated securities. In that case, we will mail the certificated securities to the addresses that are specified by the registered holder of the global securities. If the registered holder so specifies, the certificated securities may be available for pick-up at the office of the trustee or any transfer agent (including the Luxembourg transfer agent), in each case not later than 30 days following the date of surrender of the relevant global security, endorsed by the registered holder, to the trustee or any transfer agent.

A holder of certificated securities may transfer those certificated securities or exchange them for certificated securities of any other authorized denomination by returning them to the office or agency that we maintain for that purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee, or at the office of any transfer agent. No service charge will be imposed for any registration of transfer of new securities, but we may require the holder of a new security to pay a fee to cover any related tax or other governmental charge.

Neither the registrar nor any transfer agent will be required to register the transfer or exchange of any certificated securities for a period of 15 days before any interest payment date, or to register the transfer or exchange of any certificated securities that have been called for redemption.

If any certificated security is mutilated, defaced, destroyed, lost or stolen, we will execute and we will request that the trustee authenticate and deliver a new certificated security. The new certificated security will be of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on the original certificated security, in exchange and substitution for the original certificated security (upon its surrender and cancellation) or in lieu of and substitution for the certificated security. If a certificated security is destroyed, lost or stolen, the applicant for a substitute certificated security must furnish us and the trustee with whatever security or indemnity we may require to hold each of us harmless. In every case of destruction, loss or theft of a certificated security, the applicant must also furnish us with satisfactory evidence of the destruction, loss or theft of the certificated security and its ownership. Whenever we issue a substitute certificated security, we may require the registered holder to pay a sum sufficient to cover related fees and expenses.

TAXATION

The following is a summary of the principal Mexican and U.S. federal income tax considerations that may be relevant to the exchange of old securities and ownership and disposition of the new securities. This summary is based on the U.S. federal and Mexican tax laws in effect on the date of this prospectus. These laws are subject to change. Any change could apply retroactively and could affect the continued validity of the summary. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico and the United States.

This summary does not describe all of the tax considerations that may be relevant to your situation, particularly if you are subject to special tax rules. Each holder or beneficial owner of old securities considering an exchange of old securities for new securities should consult its own tax advisor as to the Mexican, U.S. or other tax consequences of the ownership and disposition of new securities and the exchange of old securities for new securities, including the effect of any foreign, state or local tax laws.

The United States and Mexico entered into a Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, and a Protocol thereto, both signed on September 18, 1992 and amended by additional Protocols signed on September 8, 1994 and November 26, 2002 (which we refer to as the United States-Mexico income tax treaty). This summary describes the provisions of the United States-Mexico income tax treaty that may affect the taxation of certain U.S. holders of new securities. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

Mexico has also entered into tax treaties with various other countries (most of which are in effect) and is negotiating tax treaties with various other countries. These tax treaties may have effects on holders of new securities. This summary does not discuss the consequences (if any) of such treaties.

Mexican Taxation

This summary of certain Mexican federal tax considerations refers only to potential holders of the new securities that are not residents of Mexico for Mexican tax purposes and that will not hold the new securities or a beneficial interest therein through a permanent establishment for tax purposes in Mexico. We refer to such non-resident holder as a foreign holder. For purposes of Mexican taxation, an individual is a resident of Mexico if he/she has established his/her domicile in Mexico, unless he/she has a place of residence in another country as well, in which case such individual will be considered a resident of Mexico for tax purposes, if such individual has his/her center of vital interest in Mexico. An individual would be deemed to maintain his/her center of vital interest in Mexico if, among other things, (a) more than 50% of his/her total income for the calendar year results from Mexican sources, or (b) his/her principal center of professional activities is located in Mexico.

A legal entity is a resident of Mexico if it:

•	maintains the principal place of its management in Mexico; or

•	has established its effective management in Mexico.

A Mexican citizen is presumed to be a resident of Mexico unless such person can demonstrate the contrary. If a legal entity or individual has a permanent establishment for tax purposes in Mexico, such legal entity or individual shall be required to pay taxes in Mexico on income attributable to such permanent establishment in accordance with Mexican federal tax law.

Taxation of Interest and Principal. Under existing Mexican laws and regulations, a foreign holder will not be subject to any taxes or duties imposed or levied by or on behalf of Mexico in respect of payments of principal of the new securities made by the issuer and the guarantors. Pursuant to the Mexican Income Tax Law and to rules issued by the Ministry of Finance and Public Credit applicable to PEMEX, payments of interest (or amounts deemed to be interest) made by the issuer or the guarantors in respect of the new securities to a foreign holder will be subject to a Mexican withholding tax imposed at a rate of 4.9% if, as expected:

1.	the new securities are (or the old securities for which they were exchanged were) placed outside of Mexico by a bank or broker dealer in a country with which Mexico has a valid tax treaty in effect;

2.	the CNBV is notified of the issuance of the new securities and evidence of such notification is timely filed with the Ministry of Finance and Public Credit;

3.	the issuer timely files with the Ministry of Finance and Public Credit (a) certain information related to the new securities and this prospectus and (b) information representing that no party related to the issuer, directly or indirectly, is the effective beneficiary of five percent (5%) or more of the aggregate amount of each such interest payment; and

4.	the issuer or the guarantors maintain records that evidence compliance with (3)(b) above.

If these requirements are not satisfied, the applicable withholding tax rate will be higher.

Under the United States-Mexico income tax treaty, the Mexican withholding tax rate is 4.9% for certain holders that are residents of the United States (within the meaning of the United States-Mexico income tax treaty) under certain circumstances contemplated therein.

Payments of interest made by the issuer or a guarantor in respect of the new securities to a non-Mexican pension or retirement fund will be exempt from Mexican withholding taxes, provided that any such fund:

1.	is duly established pursuant to the laws of its country of origin and is the effective beneficiary of the interest paid;

2.	is exempt from income tax in respect of such payments in such country; and

3.	is registered with the Ministry of Finance and Public Credit for that purpose.

Additional Amounts. The issuer and the guarantors have agreed, subject to specified exceptions and limitations, to pay additional amounts, which are specified and defined in the indenture, to the holders of the new securities to cover Mexican withholding taxes. If any of the issuer or the guarantors pays additional amounts to cover Mexican withholding taxes in excess of the amount required to be paid, you will assign to us your right to receive a refund of such excess additional amounts but you will not be obligated to take any other action. See “Description of the New Securities—Additional Amounts.”

We may ask you and other holders or beneficial owners of the new securities to provide certain information or documentation necessary to enable us to determine the appropriate Mexican withholding tax rate applicable to you and such other holders or beneficial owners. In the event that you do not provide the requested information or documentation on a timely basis, our obligation to pay additional amounts may be limited. See “Description of the New Securities—Additional Amounts.”

Taxation of Dispositions. Capital gains resulting from the sale or other disposition of the new securities (including an exchange of old securities for new securities pursuant to the exchange offers) by a foreign holder to another foreign holder will not be subject to Mexican income or other similar taxes.

Transfer and Other Taxes. A foreign holder does not need to pay any Mexican stamp, registration or similar taxes in connection with the purchase, ownership or disposition of the new securities. A foreign holder of the new securities will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the new securities.

United States Federal Income Taxation

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to investors considering the exchange offers. Except for the discussion under “—Non-United States Persons” and “—Information Reporting and Backup Withholding,” the discussion generally applies only to holders of new securities that are U.S. holders. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the new securities.

This summary applies to you only if you own your new securities as capital assets. It does not address considerations that may be relevant to you if you are an investor to which special tax rules apply, such as a bank, a tax-exempt entity, an insurance company, a dealer in securities or currencies, a trader in securities that elects mark-to-market treatment, a short-term holder of securities, a person that hedges its exposure in the new securities or that will hold new securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or a person whose “functional currency” is not the U.S. dollar. You should be aware that the U.S. federal income tax consequences of holding the new securities may be materially different if you are an investor described in the prior sentence.

Exchange of Old Securities and New Securities. You will not realize any gain or loss upon the exchange of your old securities for new securities. Your tax basis and holding period in the new securities will be the same as your tax basis and holding period in the old securities.

Taxation of Interest and Additional Amounts. The gross amount of interest and additional amounts (that is, without reduction for Mexican withholding taxes, determined utilizing the appropriate Mexican withholding tax rate applicable to you) you receive in respect of the new securities will be treated as ordinary interest income. Mexican withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income. Interest and additional amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. Furthermore, interest and additional amounts generally will constitute “passive category income” for U.S. foreign tax credit purposes.

The calculation of foreign tax credits and, in case you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult your own tax advisor regarding the availability of foreign tax credits and the treatment of additional amounts.

Amortizable Premium. If you purchased an old security for an amount that was greater than the principal amount of the old security, you will be considered to have purchased the security with amortizable bond premium. With some exceptions, you may elect to amortize this premium (as an offset to interest income) over the remaining term of the new security. If you elect to amortize bond premium with respect to a new security, you must reduce your tax basis in the security by the amounts of the premium amortized in any year. If you do not elect to amortize such premium, the amount of any premium will be included in your tax basis in the security when the security is disposed of. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by a taxpayer, and such election may be revoked only with the consent of the Internal Revenue Service (the IRS).

Market Discount. If you purchased an old security at a price that is lower than its remaining redemption amount by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, your new security will be considered to have market discount. In such case, gain realized by you on the disposition of the new security generally will be treated as ordinary income to the extent of the market discount that accrued on both the old and new security, treated as a single instrument, while held by you. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the security. In general terms, market discount on a security will be treated as accruing ratably over the term of such security, or, at your election, under a constant-yield method.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis) in lieu of treating a portion of any gain realized on a disposition as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by a taxpayer on or after the first day of the taxable year to which such election applies and is revocable only with the consent of the IRS.

Taxation of Dispositions. Upon the sale, exchange or retirement of a new security, you will generally recognize capital gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest, which will be taxable as such) and your tax basis in the new security. As discussed above, your initial tax basis in the new securities will equal your tax basis in the old securities, which will generally equal the cost of such securities to you, reduced by any bond premium you previously amortized and increased by any market discount you previously included in income. Gain or loss recognized on the sale, redemption or other disposition of a new security generally will be long-term capital gain or loss if, at the time of the disposition, the new security has been held for more than one year. Long-term capital gains recognized by an individual holder generally are taxed at preferential rates.

Non-United States Persons. The following summary applies to you if you are not a United States person for U.S. federal income tax purposes. You are a United States person, and therefore this summary does not apply to you, if you are:

•	a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction;

•	a corporation, partnership or other entity organized under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and (2) one or more United States persons have the authority to control all of the trust’s substantial decisions.

If you are not a United States person, the interest income that you derive in respect of the new securities generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certification requirements, which are described below under the heading “—Information Reporting and Backup Withholding,” to establish that you are not a United States person.

Even if you are not a United States person, U.S. federal income taxation may still apply to any interest income you derive in respect of the new securities if:

•	you are an insurance company carrying on a U.S. insurance business, within the meaning of the Internal Revenue Code; or

•	you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (1) a banking, financing or similar business in the United States or (2) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

If you are not a United States person, any gain you realize on a sale or exchange of new securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:

•	such income is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (1) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (2) you have a tax home in the United States.

U.S. federal estate tax will not apply to a new security held by an individual holder who at the time of death is a non-resident alien.

Information Reporting and Backup Withholding. The paying agent must file information returns with the IRS in connection with new security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the new securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

European Union Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each Member State of the European Union is required to provide to the tax or other relevant authorities of another such Member State details of payments of interest or other similar income made by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria will (unless during such period it elects otherwise) instead operate a withholding system in relation to such payments. The rate of withholding is 35%. However, the beneficial owner of the interest (or similar income) payment may elect that certain provision of information procedures should be applied instead of withholding, provided that certain conditions are met. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-European Union countries to exchange of information relating to interest and other similar income.

A number of non-European Union countries, and certain dependent or associated territories of certain Member States, have adopted similar measures to the Savings Directive.

The Council of the European Union has adopted a Directive amending the Savings Directive (the “Amending Directive”) which, if implemented, would broaden the Savings Directive’s scope. The Member States will have until January 1, 2016 to adopt national legislation necessary to comply with the Amending Directive, which legislation must apply from January 1, 2017. The changes made under the Amending Directive include extending the scope of the Savings Directive to payments made to, or secured for, certain other entities and legal arrangements (including certain trusts and partnerships), where certain conditions are satisfied. They also broaden the definition of “interest payment” to cover certain additional types of income. Investors who are in any doubt as to their position should consult their professional advisers.

However, the European Commission has proposed the repeal of the Savings Directive from January 1, 2017 in the case of Austria and from January 1, 2016 in the case of all other Member States (subject to on-going requirements to fulfill administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). This is to prevent overlap between the Savings Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the field of Taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, Member States will not be required to apply the new requirements of the Amending Directive.

If a payment under a security were to be made and an amount of, or in respect of, tax were to be withheld from that payment pursuant to the Savings Directive (as amended from time to time) or any law implementing or complying with, or introduced in order to conform to, such Directive, neither the issuer, nor any guarantor, nor any other person would be obliged to pay additional amounts under the terms of such security as a result of the imposition of such withholding tax.

The Proposed Financial Transactions Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transactions tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovenia, Slovakia and Spain (the “participating Member States”).

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the securities (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation. Additional European Union Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Joint statements issued by several participating Member States indicate an intention to implement the FTT by January 1, 2016. Prospective holders of the securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of new securities that it receives for its own account in exchange for old securities pursuant to the exchange offers if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. A broker-dealer may use this prospectus, as amended or supplemented, in connection with resales of new securities that it receives in exchange for old securities if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days following the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

None of the issuer or any of the guarantors will receive any proceeds from any sale of new securities by broker-dealers. New securities that broker-dealers receive for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new securities and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. However, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incidental to the exchange offers, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the old securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By accepting the exchange offers, each broker-dealer that receives new securities in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

We are delivering copies of this prospectus in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus by contacting the Luxembourg listing agent at its address specified on the inside back cover of this prospectus. By participating in the exchange offers, you will be consenting to electronic delivery of these documents.

The 2020 new securities, the 2025 new securities, the 2026 new securities and the 2046 new securities are new issues of securities with no established trading market. The 2044 new securities will be fungible with the 5.50% Bonds due 2044, issued by the issuer in September 2012, August 2013, September 2013 and March 2014, which are listed on the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. We intend to apply to have the 2020 new securities, the 2025 new securities, the 2026 new securities and the 2046 new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, but we cannot assure you that an active market for the new securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

The information contained in this prospectus is the exclusive responsibility of the issuer and the guarantors and has not been reviewed or authorized by the CNBV of Mexico. We have filed notices in respect of the offering of both the old securities and the new securities with the CNBV of Mexico, which is a requirement under the Securities Market Law, in connection with an offering of securities outside of Mexico by a Mexican issuer. Such notice is solely for information purposes and does not imply any certification as to the investment quality of the new securities, the solvency of the issuer or the guarantors or the accuracy or completeness of the information contained in this prospectus. The new securities have not been registered in the Registry maintained by the CNBV and may not be offered or sold publicly in Mexico. Furthermore, the new securities may not be offered or sold in Mexico, except through a private placement made to institutional or qualified investors conducted in accordance with Article 8 of the Securities Market Law.

VALIDITY OF SECURITIES

Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, will pass upon the validity under New York law of the new securities and the guaranties for the issuer and the guarantors. The General Counsel of Petróleos Mexicanos will pass upon certain legal matters governed by Mexican law for the issuer and the guarantors.

PUBLIC OFFICIAL DOCUMENTS AND STATEMENTS

The information that appears under “Item 4—Information on the Company—United Mexican States” in the Form 20-F has been extracted or derived from publications of, or sourced from, Mexico or one of its agencies or instrumentalities. We have included other information that we have extracted, derived or sourced from official publications of Petróleos Mexicanos or the subsidiary entities, each of which is a Mexican governmental agency. We have included this information on the authority of such publication or source as a public official document of Mexico. We have included all other information herein as a public official statement made on the authority of the Director General of Petróleos Mexicanos, Emilio Ricardo Lozoya Austin.

EXPERTS

The consolidated financial statements of Petróleos Mexicanos, subsidiary entities and subsidiary companies as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013, and 2012, have been incorporated by reference herein and in the registration statement. Our consolidated financial statements for the fiscal year ended December 31, 2012 are incorporated in reliance upon the report of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 are incorporated in reliance upon the report of Castillo Miranda y Compañía, S.C. (BDO Mexico), independent registered public accounting firm, incorporated by reference herein, and given upon the authority of said firm as experts in accounting and auditing.

Certain oil and gas reserve data incorporated by reference in this prospectus and the registration statement from the annual report on Form 20-F for the year ended December 31, 2014 were reviewed by DeGolyer and MacNaughton, Netherland, Sewell International, S. de R.L. de C.V. and Ryder Scott Company L.P. as indicated therein, in reliance upon the authority of such firms as experts in estimating proved oil and gas reserves.

RESPONSIBLE PERSONS

We are furnishing this prospectus solely for use by prospective investors in connection with their consideration of participating in the exchange offers and for Luxembourg listing purposes. The issuer, together with the guarantors, confirm that, having taken all reasonable care to ensure that such is the case:

•	the information contained in this prospectus is true, to the best of their knowledge, and correct in all material respects and is not misleading;

•	they, to the best of their knowledge, have not omitted other material facts, the omission of which would make this prospectus as a whole misleading; and

•	they accept responsibility for the information they have provided in this prospectus.

GENERAL INFORMATION

1. The new securities have been accepted for clearance through Clearstream, Luxembourg and Euroclear. The securities codes for the new securities are:

Series	CUSIP	ISIN	Common Code
2020 new securities	71654QBU5	US71654QBU58	124830877
2025 new securities	71654QBV3	US71654QBV32	124831741
2026 new securities	71654QBW1	US71654QBW15	124832489
2044 new securities	71654QBE1	US71654QBE17	080445245
2046 new securities	71654QBX9	US71654QBX97	124832861

2. In connection with the application to have the new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, we will, prior to admission to trading, deposit, through our agent, copies of the trust agreement, as amended, establishing the issuer with the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents. In addition, documents relating to PEMEX will be deposited prior to listing at the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents.

3. We have obtained all necessary consents, approvals and authorizations in Mexico in connection with the issue of, and performance of our rights and obligations under, the new securities, including the registration of the indenture, the guaranty agreement and the forms of securities attached to the indenture. The board of directors of Petróleos Mexicanos approved resolutions on January 13, 2009, December 18, 2009, December 14, 2010, December 2, 2011, January 16, 2013, October 25, 2013, December 19, 2013, September 22, 2014, December 19, 2014 and August 18, 2015 authorizing the issuance of the securities. On October 15, 2014 and January 23, 2015, the issuer issued certificates of authorization authorizing the issuance of the new securities.

4. Except as disclosed in this document, there has been no material adverse change in the financial position of the issuer or the guarantors since the date of the latest financial statements incorporated by reference in this prospectus.

5. Except as disclosed under “Item 8—Financial Information—Legal Proceedings” in the Form 20-F, Note 23 to the 2014 financial statements and Note 15 to the September 2015 interim financial statements included in the January 6-K, none of the issuer or any of the guarantors is involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the new securities. None of the issuer or any of the guarantors is aware of any such pending or threatened litigation or arbitration.

6. You may obtain the following documents during usual business hours on any day (except Saturday and Sunday and legal holidays) at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg for so long as any of the new securities are outstanding and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange:

•	copies of the latest annual report and consolidated accounts of PEMEX; and

•	copies of the indenture, the forms of the new securities and the guaranty agreement.

As of the date of this prospectus, the guarantors do not publish their own financial statements and will not publish interim or annual financial statements. The issuer publishes condensed consolidated interim financial statements in Spanish on a regular basis, and summaries of these condensed consolidated interim financial statements in English are available, free of charge, at the office of the paying and transfer agent in Luxembourg.

7. The principal offices of Castillo Miranda y Compañía, S.C. (BDO Mexico), independent registered public accounting firm and auditors of PEMEX for the fiscal years ended December 31, 2013 and 2014, are located at Paseo de Reforma 505-31, Colonia Cuauhtémoc, México, D.F. 06500, telephone: (52-55) 8503-4200. The principal offices of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm and auditors of PEMEX for the fiscal years ended December 31, 2011 and 2012, are located at Blvd. Manuel A. Camacho 176, First Floor, Col. Reforma Social, México D.F. 11650, telephone: (52-55) 5246-8300.

8. The Mexican Government is not legally liable for, and is not a guarantor of, the new securities.

9. Under Mexican law, all hydrocarbon reserves located in Mexico are permanently and inalienably vested in Mexico. Following the adoption of the Energy Reform Decree, Article 27 of the Political Constitution of the United Mexican States provides that the Mexican Government will carry out exploration and extraction activities through agreements with third parties and through assignments to and agreements with Petróleos Mexicanos.

10. Pursuant to Article 3 of the Federal Code of Civil Procedure and other applicable laws of Mexico, neither the issuer nor any guarantor is entitled to any immunity, whether on the grounds of sovereign immunity or otherwise, from any legal proceedings (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) to enforce or collect upon this prospectus or any other liability or obligation of the issuer and/or each of the guarantors related to or arising from the transactions contemplated hereby or thereby in respect of itself or its property, subject to certain restrictions pursuant to applicable law, including (i) the adoption of the Petróleos Mexicanos Law, the Hydrocarbons Law and any other new law or regulation or (ii) any amendment to, or change in the interpretation or administration of, any existing law or regulation, in each case, pursuant to or in connection with the Energy Reform Decree by any governmental authority in Mexico with oversight or authority over the issuer or the guarantors.

As a result, under certain circumstances, a Mexican court may not enforce a judgment against the issuer or any of the guarantors.

11. In the event that you bring proceedings in Mexico seeking performance of the issuer or the guarantors’ obligations in Mexico, pursuant to the Mexican Monetary Law, the issuer or any of the guarantors may discharge its obligations by paying any sum due in currency other than Mexican pesos in Mexican pesos at the rate of exchange prevailing in Mexico on the date when payment is made. Banco de México currently determines such rate every business day in Mexico and publishes it in the Official Gazette of the Federation on the following business day.

HEAD OFFICE OF THE ISSUER AND EACH OF THE GUARANTORS Avenida Marina Nacional No. 329 Colonia Petróleos Mexicanos México, D.F. 11311	AUDITORS OF THE ISSUER Castillo Miranda y Compañía, S.C. (BDO Mexico) Independent Registered Public Accounting Firm Paseo de Reforma 505-31 Colonia Cuauhtémoc México, D.F. 06500

TRUSTEE, PRINCIPAL PAYING AND TRANSFER AGENT	EXCHANGE AGENT

Deutsche Bank Trust Company Americas Trust and Agency Services 60 Wall Street, 16th Floor Mail Stop: 1630 New York, NY 10005 USA	DB Services Americas, Inc. Trust and Security Services Attention: Reorg Department 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256 USA

LUXEMBOURG LISTING AGENT	PAYING AND TRANSFER AGENT

KBL European Private Bankers S.A. 43 Boulevard Royal L-2955 Luxembourg	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-2115 Luxembourg Ref: Coupon Paying Dept.

LEGAL ADVISORS

To the issuer and the

guarantors as to U.S. law:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

To the issuer and the guarantors as to Mexican law:

General Counsel

Petróleos Mexicanos

Avenida Marina Nacional No. 329 Colonia Petróleos Mexicanos México, D.F. 11311

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. PEMEX has obtained liability insurance for certain of our officers and members of our board of directors, and certain officers and members of the boards of directors of the Guarantors. This insurance provides these individuals, subject to the terms and conditions of the policy, with indemnification for any actions taken within the scope of these individuals’ duties, other than those actions constituting willful misconduct, dishonesty or fraud, or for punitive damages, fines or other similar sanctions incurred by virtue of their actions.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description

3.1	Ley de Petróleos Mexicanos (Petróleos Mexicanos Law), effective October 7, 2014 (English translation) (previously filed as Exhibit 1.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

3.2	Reglamento de la Ley de Petróleos Mexicanos (Regulations to the Petróleos Mexicanos Law), effective November 1, 2014 and as amended as of February 9, 2015 (English translation) (previously filed as Exhibit 1.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

3.3	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Exploración y Producción (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Exploration and Production), effective June 1, 2015 (English translation) (previously filed as Exhibit 3.4 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on July 21, 2015 and incorporated by reference herein).

3.4	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Cogeneración y Servicios (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Cogeneration and Services), effective June 1, 2015 (English translation) (previously filed as Exhibit 3.5 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on July 21, 2015 and incorporated by reference herein).

3.5	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Perforación y Servicios (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Drilling and Services), effective August 1, 2015 (English translation).

3.6	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Logística (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Logistics), effective October 1, 2015 (English translation).

3.7	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Transformación Industrial (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Industrial Transformation), effective November 1, 2015 (English translation).

Exhibit No.	Description

4.1	Fiscal Agency Agreement between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), dated as of June 16, 1993, and amended and restated as of February 26, 1998 (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2000 and incorporated by reference herein).

4.2	Indenture, dated as of September 18, 1997, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 4.1 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

4.3	Indenture, dated as of August 7, 1998, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 4.1 to the Petróleos Mexicanos Registration Statement on Form F-4 on August 11, 1998 and incorporated by reference herein).

4.4	Indenture, dated as of July 31, 2000, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

4.5	Indenture, dated as of December 30, 2004, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F on June 30, 2005 and incorporated by reference herein).

4.6	Indenture, dated as of January 27, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2009 and incorporated by reference herein).

4.7	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 2.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.8	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of December 30, 2004 (previously filed as Exhibit 2.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.9	Amendment Agreement dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, amending the terms and conditions of Petróleos Mexicanos’ 8.625% Bonds due 2023 issued pursuant to the Fiscal Agency Agreement between Petróleos Mexicanos and Deutsche Bank Trust Company (as amended and restated) (previously filed as Exhibit 4.9 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.10	First supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of September 18, 1997 (previously filed as Exhibit 4.10 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.11	First supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of August 7, 1998 (previously filed as Exhibit 4.11 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

Exhibit No.	Description

4.12	Second supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 4.12 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.13	Second supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of December 30, 2004 (previously filed as Exhibit 4.13 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.14	Fourth supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 4.14 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.15	Third supplemental indenture dated as of September 10, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 2.22 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

4.16	Fifth supplemental indenture dated as of October 15, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 2.23 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

4.17	Sixth supplemental indenture dated as of December 8, 2015 between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009.

4.18	Form of 3.500% Notes due 2020.

4.19	Form of 4.250% Notes due 2025.

4.20	Form of 4.500% Notes due 2026.

4.21	Form of 5.50% Bonds due 2044.

4.22	Form of 5.625% Bonds due 2046.

4.23	Exchange and Registration Rights Agreement, dated as of October 15, 2014, among Petróleos Mexicanos, Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (previously filed as Exhibit 4.22 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on July 21, 2015 and incorporated by reference herein).

4.24	Exchange and Registration Rights Agreement, dated as of January 23, 2015, among Petróleos Mexicanos, BBVA Securities Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Morgan Stanley & Co. LLC (previously filed as Exhibit 4.23 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on July 21, 2015 and incorporated by reference herein).

4.25	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Master Trust (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

4.26	Amendment No. 1, dated as of August 17, 2006, to the Assignment and Indemnity Agreement among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Master Trust (previously filed as Exhibit 4.7 to the Petróleos Mexicanos Registration Statement on Form F-4/A (File No. 333-136674) on October 27, 2006 and incorporated by reference herein).

Exhibit No.	Description

4.27	Guaranty Agreement, dated July 29, 1996, entered among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Petróleos Mexicanos.

5.2	Opinion of Lic. Marco Antonio de la Peña Sánchez, General Counsel of Petróleos Mexicanos.

10.1	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., P.M.I. Services, B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

10.2	Amendment No. 2, dated as of June 24, 2014, to the Receivables Purchase Agreement by and among Pemex Finance Ltd., P.M. I. Comercio Internacional, S.A. de C.V., P.M.I. Services, B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 10.2 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

12.1	Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2011, 2012, 2013 and 2014 (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

12.2	Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 2014 and 2015.

21.1	List of Subsidiaries.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Lic. Marco Antonio de la Peña Sánchez, General Counsel of Petróleos Mexicanos (included in Exhibit 5.2).

23.3	Consent of Castillo Miranda y Compañía, S.C. (BDO Mexico), independent registered public accounting firm.

23.4	Consent of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm.

23.5	Consent of Ryder Scott Company, L.P.

23.6	Report on Reserves Data by Ryder Scott Company, L.P., Independent Qualified Reserves Evaluator or Auditor, as of December 31, 2014 (previously filed as Exhibit 10.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

23.7	Consents of Netherland, Sewell International, S. de R.L. de C.V.

23.8	Reports on Reserves Data by Netherland, Sewell International, S. de R.L. de C.V., Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2015 (previously filed as Exhibit 10.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

23.9	Consent of DeGolyer and MacNaughton.

23.10	Report on Reserves Data by DeGolyer and MacNaughton, Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2015 (previously filed as Exhibit 10.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

Exhibit No.	Description

25.1	Statement of Eligibility of Trustee on Form T-1.

99.1	Form of Letter to Brokers.

99.2	Form of Letter to Clients.

The exhibits do not include certain instruments defining the rights of holders of long-term debt of the registrants or their subsidiaries for which consolidated or unconsolidated financial statements are required to be filed because under such instruments the total amount of notes authorized does not exceed 10% of the total assets of the registrants and their subsidiaries on a consolidated basis. The registrants agree to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

(c)	Not applicable.

Item 22.	Undertakings

(a)	The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the Securities Act);

(ii)	To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

7. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

10. The undersigned registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on February 8, 2016.

PETRÓLEOS MEXICANOS

By:	*
Emilio Ricardo Lozoya Austin Director General (Chief Executive Officer) of Petróleos Mexicanos

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

* Emilio Ricardo Lozoya Austin	Director General (Chief Executive Officer)

/S/ JUAN PABLO NEWMAN AGUILAR Juan Pablo Newman Aguilar	Corporate Director of Finance (Chief Financial Officer)	February 8, 2016

* Víctor M. Cámara Peón	Deputy Director of Accounting and Tax (Chief Accounting Officer)

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

(continued)

BOARD OF DIRECTORS

Name	Title	Date

* Pedro Joaquín Coldwell	Chairman of the Board of Directors of Petróleos Mexicanos and Secretary of Energy

* Ildefonso Guajardo Villarreal	Director and Secretary of Economy

María de Lourdes Melgar Palacios	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

* Luis Videgaray Caso	Director and Secretary of Finance and Public Credit

/S/ RAFAEL PACCHIANO ALAMÁN Rafael Pacchiano Alamán	Director and Secretary of Environment and Natural Resources	February 8, 2016

* Carlos Elizondo Mayer-Serra	Independent Director

* Octavio Francisco Pastrana Pastrana	Independent Director

Jorge José Borja Navarrete	Independent Director

* Alberto Tiburcio Celorio	Independent Director

Vacant	Independent Director

/S/ EDUARDO RAÚL CALVO BARBEAU Eduardo Raúl Calvo Barbeau	Attorney-in-Fact	February 8, 2016

SIGNATURE PAGE OF PEMEX EXPLORATION AND PRODUCTION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on February 8, 2016.

PEMEX EXPLORATION AND PRODUCTION

By:	*
Juan Javier Hinojosa Puebla Executive Director of the Management Committee (Chief Executive Officer) of Pemex Exploration and Production

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

* Juan Javier Hinojosa Puebla	Executive Director of the Management Committee (Chief Executive Officer)

/S/ JUAN PABLO NEWMAN AGUILAR Juan Pablo Newman Aguilar	Corporate Director of Finance of Petróleos Mexicanos (acting as Chief Financial Officer of Pemex Exploration and Production)	February 8, 2016

/S/ VÍCTOR M. CÁMARA PEÓN Víctor M. Cámara Peón	Deputy Director of Accounting and Tax (acting as Chief Accounting Officer of Pemex Exploration and Production)	February 8, 2016

SIGNATURE PAGE OF PEMEX EXPLORATION AND PRODUCTION

(continued)

BOARD OF DIRECTORS

Name	Title	Date

* Emilio Ricardo Lozoya Austin	Chairman of the Board of Directors of Pemex Exploration and Production and Director General (Chief Executive Officer) of Petróleos Mexicanos

Alejandro Martínez Sibaja	Director and Director General of Pemex Industrial Transformation

Gustavo Escobar Carre	Director and Acting Corporate Director of Procurement and Supply of Petróleos Mexicanos

/S/ JUAN PABLO NEWMAN AGUILAR Juan Pablo Newman Aguilar	Director and Corporate Director of Finance (Chief Financial Officer) of Petróleos Mexicanos	February 8, 2016

* Juan Javier Hinojosa Puebla	Director and Executive Director of the Management Committee of Pemex Exploration and Production

Rosanety Barrios Beltrán	Director and Head of the Industrial Transformation Policies Unit of the Ministry of Energy

/s/ MIGUEL MESSMACHER LINARTAS Miguel Messmacher Linartas	Director and Undersecretary of Income of the Ministry of Finance and Public Credit	February 8, 2016

/S/ EDUARDO RAÚL CALVO BARBEAU Eduardo Raúl Calvo Barbeau	Attorney-in-Fact	February 8, 2016

SIGNATURE PAGE OF PEMEX INDUSTRIAL TRANSFORMATION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on February 8, 2016.

PEMEX INDUSTRIAL TRANSFORMATION

By:	/s/ ALEJANDRO MARTÍNEZ SIBAJA
Alejandro Martínez Sibaja
Director General (Chief Executive Officer) of Pemex Industrial Transformation

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/S/ ALEJANDRO MARTÍNEZ SIBAJA Alejandro Martínez Sibaja	Director General (Chief Executive Officer)	February 8, 2016

/S/ JUAN PABLO NEWMAN AGUILAR Juan Pablo Newman Aguilar	Corporate Director of Finance of Petróleos Mexicanos (acting as Chief Financial Officer of Pemex Industrial Transformation)	February 8, 2016

/S/ VÍCTOR M. CÁMARA PEÓN Víctor M. Cámara Peón	Deputy Director of Accounting and Tax of Petróleos Mexicanos (acting as Chief Accounting Officer of Pemex Industrial Transformation)	February 8, 2016

SIGNATURE PAGE OF PEMEX INDUSTRIAL TRANSFORMATION

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/S/ EMILIO RICARDO LOZOYA AUSTIN Emilio Ricardo Lozoya Austin	Chairman of the Board of Directors of Pemex Exploration and Production and Director General (Chief Executive Officer) of Petróleos Mexicanos	February 8, 2016

/S/ ALEJANDRO MARTÍNEZ SIBAJA Alejandro Martínez Sibaja	Director and Director General of Pemex Industrial Transformation	February 8, 2016

/S/ VÍCTOR DÍAZ SOLÍS Víctor Díaz Solís	Director and Corporate Director of Management and Services of Petróleos Mexicanos	February 8, 2016

/S/ JUAN PABLO NEWMAN AGUILAR Juan Pablo Newman Aguilar	Director and Corporate Director of Finance (Chief Financial Officer) of Petróleos Mexicanos	February 8, 2016

Juan Javier Hinojosa Puebla	Director and Executive Director of the Management Committee of Pemex Exploration and Production

/S/ MARCO ANTONIO COTA VALDIVIA Marco Antonio Cota Valdivia	Director and Director General of Exploration and Extraction of Hydrocarbons of the Ministry of Energy	February 8, 2016

/S/ MIGUEL MESSMACHER LINARTAS Miguel Messmacher Linartas	Director and Undersecretary of Income of the Ministry of Finance and Public Credit	February 8, 2016

SIGNATURE PAGE OF PEMEX DRILLING AND SERVICES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on February 8, 2016.

PEMEX DRILLING AND SERVICES

By:	/S/ JOSÉ SERRANO LOZANO
José Serrano Lozano Director General (Chief Executive Officer) of Pemex Drilling and Services

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/S/ JOSÉ SERRANO LOZANO José Serrano Lozano	Director General (Chief Executive Officer)	February 8, 2016

/S/ JUAN PABLO NEWMAN AGUILAR Juan Pablo Newman Aguilar	Corporate Director of Finance of Petróleos Mexicanos (acting as Chief Financial Officer of Pemex Drilling and Services)	February 8, 2016

/S/ VÍCTOR M. CÁMARA PEÓN Víctor M. Cámara Peón	Deputy Director of Accounting and Tax of Petróleos Mexicanos (acting as Chief Accounting Officer of Pemex Drilling and Services)	February 8, 2016

SIGNATURE PAGE OF PEMEX DRILLING AND SERVICES

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/S/ EMILIO RICARDO LOZOYA AUSTIN Emilio Ricardo Lozoya Austin	Chairman of the Board of Directors of Pemex Drilling and Services and Director General (Chief Executive Officer) of Petróleos Mexicanos	February 8, 2016

Carlos Roa Rodríguez	Director and Chief of Staff of the Director General of Petróleos Mexicanos

/S/ VÍCTOR DÍAZ SOLÍS Víctor Díaz Solís	Director and Corporate Director of Management and Services of Petróleos Mexicanos	February 8, 2016

/S/ JOSÉ LUIS LUNA CÁRDENAS José Luis Luna Cárdenas	Director and Corporate Director of Business Processes and Information Technology of Petróleos Mexicanos	February 8, 2016

/S/ JUAN JAVIER HINOJOSA PUEBLA Juan Javier Hinojosa Puebla	Director and Executive Director of the Management Committee of Pemex Exploration and Production	February 8, 2016

/S/ MIGUEL ÁNGEL MACIEL TORRES Miguel Ángel Maciel Torres	Director and Deputy Director of Exploration and Production Business Development of Petróleos Mexicanos	February 8, 2016

/S/ ARTURO ALFREDO MUSALEM SOLÍS Arturo Alfredo Musalem Solís	Director and Acting Deputy Director of Procurement and Supply for Exploration and Production of Petróleos Mexicanos	February 8, 2016

SIGNATURE PAGE OF PEMEX LOGISTICS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on February 8, 2016.

PEMEX LOGISTICS

By:	/S/ FRANCISCO JAVIER FUENTES SALDAÑA
Francisco Javier Fuentes Saldaña Director General (Chief Executive Officer) of Pemex Logistics

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/S/ FRANCISCO JAVIER FUENTES SALDAÑA Francisco Javier Fuentes Saldaña	Director General (Chief Executive Officer)	February 8, 2016

/S/ JUAN PABLO NEWMAN AGUILAR Juan Pablo Newman Aguilar	Corporate Director of Finance of Petróleos Mexicanos (acting as Chief Financial Officer of Pemex Logistics)	February 8, 2016

/S/ VÍCTOR M. CÁMARA PEÓN Víctor M. Cámara Peón	Deputy Director of Accounting and Tax of Petróleos Mexicanos (acting as Chief Accounting Officer of Pemex Logistics)	February 8, 2016

SIGNATURE PAGE OF PEMEX LOGISTICS

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/S/ EMILIO RICARDO LOZOYA AUSTIN Emilio Ricardo Lozoya Austin	Chairman of the Board of Directors of Pemex Logistics and Director General (Chief Executive Officer) of Petróleos Mexicanos	February 8, 2016

/S/ VÍCTOR DÍAZ SOLÍS Víctor Díaz Solís	Director and Corporate Director of Management and Services of Petróleos Mexicanos	February 8, 2016

/S/ JOSÉ LUIS LUNA CÁRDENAS José Luis Luna Cárdenas	Director and Corporate Director of Business Processes and Information Technology of Petróleos Mexicanos	February 8, 2016

/S/ LUIS SERGIO GUASO MONTOYA Luis Sergio Guaso Montoya	Director and Deputy Director of Strategic Planning of Petróleos Mexicanos	February 8, 2016

/S/ MARIO GOVEA SORIA Mario Govea Soria	Director and Deputy Director of Budget of Petróleos Mexicanos	February 8, 2016

/S/ JOSÉ LUIS ANTONIO GÓMEZ GÓNGORA José Luis Antonio Gómez Góngora	Director and Deputy Director of Procurement and Supply for Industrial Transformation of Petróleos Mexicanos	February 8, 2016

/S/ ARMANDO GARCÍA ESPINOZA Armando García Espinoza	Director and Deputy Director of Industrial Transformation Business Development of Petróleos Mexicanos	February 8, 2016

SIGNATURE PAGE OF PEMEX COGENERATION AND SERVICES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on February 8, 2016.

PEMEX COGENERATION AND SERVICES

By:	*
Eleazar Gómez Zapata Director General (Chief Executive Officer) of Pemex Cogeneration and Services

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

* Eleazar Gómez Zapata	Director General (Chief Executive Officer)

/S/ JUAN PABLO NEWMAN AGUILAR Juan Pablo Newman Aguilar	Corporate Director of Finance of Petróleos Mexicanos (acting as Chief Financial Officer of Pemex Cogeneration and Services)	February 8, 2016

* Víctor M. Cámara Peón	Deputy Director of Accounting and Tax of Petróleos Mexicanos (acting as Chief Accounting Officer of Pemex Cogeneration and Services)

SIGNATURE PAGE OF PEMEX COGENERATION AND SERVICES

(continued)

BOARD OF DIRECTORS

Name	Title	Date

* Emilio Ricardo Lozoya Austin	Chairman of the Board of Directors of Pemex Cogeneration and Services and Director General (Chief Executive Officer) of Petróleos Mexicanos

Rodulfo Figueroa Alonso	Director and Corporate Director of Planning, Coordination and Performance of Petróleos Mexicanos

/S/ JUAN PABLO NEWMAN AGUILAR Juan Pablo Newman Aguilar	Director and Corporate Director of Finance (Chief Financial Officer) of Petróleos Mexicanos	February 8, 2016

Alejandro Martínez Sibaja	Director and Director General of Industrial Transformation

* José Manuel Carrera Panizzo	Director and Corporate Director of Alliances and New Businesses of Petróleos Mexicanos

* Juan Javier Hinojosa Puebla	Director and Executive Director of the Management Committee of Pemex Exploration and Production

* Tomás Ibarra Guerra	Director and Head of the Institutional Internal Control Unit of Petróleos Mexicanos

/S/ EDUARDO RAÚL CALVO BARBEAU Eduardo Raúl Calvo Barbeau	Attorney-in-Fact	February 8, 2016

AUTHORIZED REPRESENTATIVE OF

PETRÓLEOS MEXICANOS AND THE GUARANTORS

IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacity indicated on February 8, 2016.

Name	Title	Date

* Fernando Luna Canut	President of P.M.I. Holdings North America, Inc.

/S/ EDUARDO RAÚL CALVO BARBEAU Eduardo Raúl Calvo Barbeau	Attorney-in-Fact	February 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Ley de Petróleos Mexicanos (Petróleos Mexicanos Law), effective October 7, 2014 (English translation) (previously filed as Exhibit 1.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

3.2	Reglamento de la Ley de Petróleos Mexicanos (Regulations to the Petróleos Mexicanos Law), effective November 1, 2014 and as amended as of February 9, 2015 (English translation) (previously filed as Exhibit 1.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

3.3	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Exploración y Producción (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Exploration and Production), effective June 1, 2015 (English translation) (previously filed as Exhibit 3.4 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on July 21, 2015 and incorporated by reference herein).

3.4	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Cogeneración y Servicios (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Cogeneration and Services), effective June 1, 2015 (English translation) (previously filed as Exhibit 3.5 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on July 21, 2015 and incorporated by reference herein).

3.5	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Perforación y Servicios (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Drilling and Services), effective August 1, 2015 (English translation).

3.6	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Logística (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Logistics), effective October 1, 2015 (English translation).

3.7	Acuerdo de Creación de la Empresa Productiva del Estado Subsidiaria de Petróleos Mexicanos, denominada Pemex Transformación Industrial (Creation Resolution of the Productive State-Owned Subsidiary of Petróleos Mexicanos, denominated Pemex Industrial Transformation), effective November 1, 2015 (English translation).

4.1	Fiscal Agency Agreement between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), dated as of June 16, 1993, and amended and restated as of February 26, 1998 (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2000 and incorporated by reference herein).

4.2	Indenture, dated as of September 18, 1997, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 4.1 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

4.3	Indenture, dated as of August 7, 1998, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 4.1 to the Petróleos Mexicanos Registration Statement on Form F-4 on August 11, 1998 and incorporated by reference herein).

4.4	Indenture, dated as of July 31, 2000, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

Exhibit No.	Description

4.5	Indenture, dated as of December 30, 2004, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F on June 30, 2005 and incorporated by reference herein).

4.6	Indenture, dated as of January 27, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2009 and incorporated by reference herein).

4.7	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 2.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.8	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of December 30, 2004 (previously filed as Exhibit 2.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.9	Amendment Agreement dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, amending the terms and conditions of Petróleos Mexicanos’ 8.625% Bonds due 2023 issued pursuant to the Fiscal Agency Agreement between Petróleos Mexicanos and Deutsche Bank Trust Company (as amended and restated) (previously filed as Exhibit 4.9 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.10	First supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of September 18, 1997 (previously filed as Exhibit 4.10 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.11	First supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of August 7, 1998 (previously filed as Exhibit 4.11 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.12	Second supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 4.12 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

Exhibit No.	Description

4.13	Second supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of December 30, 2004 (previously filed as Exhibit 4.13 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.14	Fourth supplemental indenture dated as of June 24, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 4.14 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

4.15	Third supplemental indenture dated as of September 10, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 2.22 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

4.16	Fifth supplemental indenture dated as of October 15, 2014, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009 (previously filed as Exhibit 2.23 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

4.17	Sixth supplemental indenture dated as of December 8, 2015 between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of January 27, 2009.

4.18	Form of 3.500% Notes due 2020.

4.19	Form of 4.250% Notes due 2025.

4.20	Form of 4.500% Notes due 2026.

4.21	Form of 5.50% Bonds due 2044.

4.22	Form of 5.625% Bonds due 2046.

4.23	Exchange and Registration Rights Agreement, dated as of October 15, 2014, among Petróleos Mexicanos, Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (previously filed as Exhibit 4.22 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on July 21, 2015 and incorporated by reference herein).

4.24	Exchange and Registration Rights Agreement, dated as of January 23, 2015, among Petróleos Mexicanos, BBVA Securities Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Morgan Stanley & Co. LLC (previously filed as Exhibit 4.23 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-205763) on July 21, 2015 and incorporated by reference herein).

4.25	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Master Trust (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

4.26	Amendment No. 1, dated as of August 17, 2006, to the Assignment and Indemnity Agreement among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Master Trust (previously filed as Exhibit 4.7 to the Petróleos Mexicanos Registration Statement on Form F-4/A (File No. 333-136674) on October 27, 2006 and incorporated by reference herein).

Exhibit No.	Description

4.27	Guaranty Agreement, dated July 29, 1996, entered among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

The registrant agrees to furnish to the Securities and Exchange Commission, upon request, copies of any instruments that define the rights of holders of long-term debt of the registrant that are not filed as exhibits to this registration statement.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Petróleos Mexicanos.

5.2	Opinion of Lic. Marco Antonio de la Peña Sánchez, General Counsel of Petróleos Mexicanos.

10.1	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., P.M.I. Services, B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

10.2	Amendment No. 2, dated as of June 24, 2014, to the Receivables Purchase Agreement by and among Pemex Finance Ltd., P.M. I. Comercio Internacional, S.A. de C.V., P.M.I. Services, B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 10.2 to the Petróleos Mexicanos Registration Statement on Form F-4 (File No. 333-198588) on September 5, 2014 and incorporated by reference herein).

12.1	Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2011, 2012, 2013 and 2014 (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

12.2	Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 2014 and 2015.

21.1	List of Subsidiaries.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Lic. Marco Antonio de la Peña Sánchez, General Counsel of Petróleos Mexicanos (included in Exhibit 5.2).

23.3	Consent of Castillo Miranda y Compañía, S.C. (BDO Mexico), independent registered public accounting firm.

23.4	Consent of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm.

23.5	Consent of Ryder Scott Company, L.P.

23.6	Report on Reserves Data by Ryder Scott Company, L.P., Independent Qualified Reserves Evaluator or Auditor, as of December 31, 2014 (previously filed as Exhibit 10.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

23.7	Consents of Netherland, Sewell International, S. de R.L. de C.V.

Exhibit No.	Description

23.8	Reports on Reserves Data by Netherland, Sewell International, S. de R.L. de C.V., Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2015 (previously filed as Exhibit 10.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

23.9	Consent of DeGolyer and MacNaughton.

23.10	Report on Reserves Data by DeGolyer and MacNaughton, Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2015 (previously filed as Exhibit 10.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2015 and incorporated by reference herein).

25.1	Statement of Eligibility of Trustee on Form T-1.

99.1	Form of Letter to Brokers.

99.2	Form of Letter to Clients.